Filed Pursuant to Rule 424(B)(3)
                                                     Registration No. 333-106412



PROSPECTUS

                                 ZIM CORPORATION

                        1,734,455 SHARES OF COMMON STOCK

                            ------------------------

         The 1,734,455 shares of common stock of ZIM Corporation, a corporation formed under the laws of Canada, are being offered by the selling shareholders. ZIM Corporation will not receive any proceeds from the sale of shares by the selling shareholders. There is currently no trading market for our stock.


     An investment in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 6.


         Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



          The shares of common stock will be offered and sold by the selling shareholders and/or their registered representatives from time to time during the next nine months from the date of this prospectus at a fixed price of $1.00 per share until our shares are listed on the OTC-BB, and thereafter at prevailing market prices or negotiated prices. As a result of such activities, the selling shareholders, may be deemed "underwriters" as that term is defined in the federal securities laws.



         There is no minimum required purchase and there is no arrangement to have funds received by the selling shareholders and/or their registered representatives placed in an escrow, trust or similar account or arrangement.

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  THE DATE OF THIS PROSPECTUS IS JULY 23, 2003

                               PROSPECTUS SUMMARY

         The following is only a summary of the information, financial statements and notes included in this prospectus. In this prospectus, the terms "ZIM Corporation", "we", "us" and "our" refer to ZIM Corporation.

ZIM CORPORATION

         ZIM Corporation is a holding company formed under the laws of Canada that acquired ZIM Technologies International, Inc. as a wholly owned subsidiary effective June 1, 2003.

         ZIM Technologies is a developer and provider of the ZIM Integrated Development Environment, or the ZIM IDE software. ZIM IDE software is currently used by companies in the design, development, and management of information databases. The technology for ZIM IDE software was developed at Bell Northern Research in Ottawa, Ontario in the 1980s. ZIM Technologies was incorporated under the laws of Canada, and acquired the rights to the ZIM IDE software in 1997.

         ZIM Technologies has now licensed the ZIM IDE software product to more than 5,000 customers. The license fees generated from these licenses, and related maintenance and consulting fees, represents nearly all of ZIM Technologies' revenues to date.

         Beginning in the fall of 2000, ZIM Technologies expanded its business strategy to include the design and development of a line of mobile data software products. ZIM Technologies designed these mobile data software products to take advantage of the existing wireless data network infrastructure known as short messaging service. Short messaging service allows users to send text messages through cellular telephones, personal digital assistants and similar devices. Short messaging service has experienced significant growth throughout Europe and Asia. However, it remains largely underutilized in North America. ZIM Technologies believes that recent developments in wireless service provider network technologies have created ideal conditions for an expansion of demand for short messaging service to occur in North America.

         The executive offices of ZIM Corporation and ZIM Technologies are located at 20 Colonnade Road, Suite 200, Ottawa, Ontario, Canada K2E 7M6. The telephone number is (613) 727-1397. The address of its corporate website is www.zim.biz.

THE OFFERING

Common stock offered by the selling
shareholders ............................     1,734,455 shares

Common stock offered by us ..............     0 shares

Use of proceeds..........................     All of the shares offered by this
                                              prospectus are being offered by
                                              the selling shareholders.
                                              Accordingly, we will not receive
                                              any proceeds from this offering.

                          PROSPECTUS SUMMARY CONTINUED

CURRENCY PRESENTATION AND EXCHANGE RATES

         In this prospectus, unless otherwise specified, all references to "US$" or "$" are to U.S. dollars and all references to "CDN$" are to Canadian dollars.

         The following table sets out, for the periods and dates indicated, certain information concerning the rates of exchange for CDN$ per US$ based on the close rates on the Bank of Canada website www.bankofcanada.ca.

                   NINE MONTHS                 YEAR ENDED
                     ENDED
                   FEBRUARY              MAY 31,          MAY 31,
                     2003                 2002             2001
At end of year       1.4840              1.5280           1.5384
Average              1.5534              1.5681           1.5153
High                 1.5777              1.5996           1.5585
Low                  1.5120              1.5243           1.5029

SUMMARY OF FINANCIAL DATA

         The summary financial information set forth below is derived from and should be read in conjunction with the financial statements and notes thereto contained in this prospectus, and the Management's Discussion and Analysis of Financial Condition and Results of Operations, also contained in this prospectus. Results of operations for the periods presented are not necessarily indicative of results of operations for future periods.

ZIM TECHNOLOGIES

STATEMENT OF OPERATIONS DATA (All figures are in CDN$):

                                                 For the Nine Months Ended           For the Fiscal Year Ended
                                                     February 28, 2003                 May 31, 2002 (Audited)
                                                     -----------------                 ----------------------
Revenue                                                   $1,805,505                           $3,206,064
Cost of Software Revenues                                    111,154                              142,021
Operating Expenses                                         3,272,607                            9,281,165
Interest Expense                                              62,388                               33,996
Net Income (Loss) before Income Tax                       (1,640,644)                          (6,251,118)
Income Taxes                                                   1,963                               85,666
Net Income (Loss)                                         (1,642,607)                          (6,336,784)

BALANCE SHEET DATA:

                                                                                         As of May 31, 2002
                                                    As of February 28, 2003                    (Audited)
                                                   -------------------------             -------------------
Working Capital (Deficiency)                             $(2,622,351)                        $(1,239,326)
Current Assets                                             1,209,491                           1,445,023
Total Assets                                               2,318,284                           2,610,544
Current Liabilities                                        3,831,842                           2,684,349
Total Liabilities                                          3,831,842                           2,701,724
Shareholder's (Deficiency) Equity                         (1,513,558)                            (91,180)


                                  RISK FACTORS

         An investment in our common stock involves risks. You should carefully consider the risks described below and other information in the prospectus before your decide whether to buy our common stock.

ZIM TECHNOLOGIES' NEW LINE OF MOBILE DATA SOFTWARE MAY NOT GAIN MARKET ACCEPTANCE -- ZIM TECHNOLOGIES MAY THEREFORE NEVER BE PROFITABLE

         A failure by ZIM Technologies to generate future revenues from ZIM SMS Office, ZIM SMS Portal Service and ZIM SMS Scenario Server would adversely affect ZIM Technologies' financial condition. ZIM Technologies believes that its future is dependent to a large extent on its ability to achieve and sustain market acceptance for this proposed line of software products for the mobile data industry. ZIM Technologies has expended substantial time and resources since the fall of 2000 to develop this line of software products for the mobile data industry, and, as such desires to recoup its investment. In addition, ZIM Technologies does not view its existing ZIM IDE business as sufficient, in and of itself, to maintain and sustain its operations going forward. The market acceptance for these products is unproven. To date, ZIM Technologies has generated almost no revenue from these proposed products.

ZIM TECHNOLOGIES MAY EXPERIENCE DIFFICULTIES ACCURATELY FORECASTING ITS OPERATING RESULTS MAKING ITS BUSINESS OPERATIONS MORE DIFFICULT TO SUSTAIN

         Due to ZIM Technologies' limited operating history and the uncertainty regarding the market acceptance for its new line of proposed short messaging software products, ZIM Technologies may not be able to accurately forecast its future operating results. ZIM Technologies' current internal budget projections estimate that ZIM Technologies will derive approximately CDN $3.2 million of net sales from its proposed new line of short messaging software products during its fiscal year beginning on June 1, 2003. If net sales from ZIM Technologies' proposed new line of short messaging software products fall materially short of these expectations, ZIM Technologies' business operations will become more difficult to sustain since ZIM Technologies would have to reduce its spending and/or raise additional capital over and above its current capital raising plans. It may not be possible for ZIM Technologies to accomplish either task in a timely manner, or at all, in which event ZIM Technologies would have to curtail or suspend certain or all of its business operations. Any action to such effect is likely to have a material adverse effect on ZIM Technologies' business relationships, financial results, financial condition and prospects.

THE LOSS OF THE SERVICES OF ZIM TECHNOLOGIES' DR. MICHAEL COWPLAND COULD NEGATIVELY AFFECT ZIM TECHNOLOGIES' BUSINESS

         The loss of the services of ZIM Technologies' Dr. Michael Cowpland could affect ZIM Technologies' performance in a material and adverse way. ZIM Technologies currently depends heavily on the services of Dr. Cowpland as well as his ability to, and past practice of, funding ZIM Technologies' cash requirements from time to time. For example, over the past 13 months Dr. Cowpland has provided loans to ZIM Technologies, directly or through related parties, on no less than six separate occasions, totaling CDN$3.2 million, as a result of which ZIM Technologies was able to meet its cash requirements.

         Should Dr. Cowpland be found guilty or liable of violating United States or Canadian securities laws, he may be barred from serving as an officer or director of ZIM Technologies and ZIM Corporation.

         Dr. Cowpland has been named as a defendant in several lawsuits in the United States relating to his actions as President and Chief Executive Officer of Corel Corporation. The complaints in these lawsuits generally allege that the defendants, including Dr. Cowpland, violated various provisions of the United States securities laws, including Section 10(b) and Section 20(f) of the Securities Exchange Act of 1934, and Rule 10b-5 under the Securities Exchange Act of 1934. Corel Corporation announced on June 16, 2003 that it reached an agreement-in-principle to settle the claims against both Dr. Cowpland and Corel Corporation. The agreement-in-principle is subject to a number of conditions, including judicial approval.

         Additionally, the Ontario Securities Commission filed charges against Dr. Cowpland and others in October 1999, charging Dr. Cowpland and such persons with three counts of violating Ontario securities laws based on their sale of Corel Corporation shares allegedly with knowledge of material facts that had not been disclosed.

ZIM TECHNOLOGIES MAY NOT BE ABLE TO ADEQUATELY PROTECT ITS INTELLECTUAL PROPERTY RIGHTS OR MAY BE ACCUSED OF INFRINGING INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES

         If ZIM Technologies is not successful in adequately protecting its technology through patent, trademark, copyright and other protections, ZIM Technologies' competitors could develop competing products based on ZIM Technologies' intellectual property and thereby damage ZIM Technologies' business and results of operations.

ZIM TECHNOLOGIES MAY NOT BE ABLE TO ADAPT QUICKLY ENOUGH TO TECHNOLOGICAL CHANGE AND CHANGING CUSTOMER REQUIREMENTS, THEREBY LOSING SALES

         If ZIM Technologies is unable to adapt to the rapid changes in technology and customer needs that are inherent to the enterprise software industry, ZIM Technologies may lose sales and fail to grow. In order to meet these rapid changes, ZIM Technologies will have to effectively integrate new wireless and data technologies, continue to develop ZIM Technologies' technologies, continue to develop ZIM Technologies' technical expertise, and respond to changing customer needs.

THERE IS SUBSTANTIAL DOUBT AS TO ZIM TECHNOLOGIES' ABILITY TO CONTINUE AS A GOING CONCERN

         ZIM Technologies' ability to continue as a going concern is subject to substantial doubt given its current financial condition and requirements for additional funding. If ZIM Technologies were unable to continue as a going concern, investors in ZIM Corporation shares would likely lose their entire investment in ZIM Corporation. ZIM Technologies has indicated in its financial statements that there is substantial doubt about the Company's ability to continue as a going concern. In addition the auditor's report included an explanatory paragraph which indicates that there is substantial doubt about the Company's ability to continue as a going concern. There can be no assurance given that ZIM Technologies will be successful in raising such additional funding.

IF ZIM TECHNOLOGIES IS UNABLE TO OBTAIN ADDITIONAL FUNDS IN A TIMELY MANNER OR ON ACCEPTABLE TERMS, ZIM TECHNOLOGIES MAY HAVE TO CURTAIL OR SUSPEND CERTAIN OF ITS BUSINESS OPERATIONS, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON ITS BUSINESS RELATIONSHIPS, FINANCIAL RESULTS, FINANCIAL CONDITION AND PROSPECTS

         If ZIM Technologies is unable to obtain at least CDN$300,000 of additional funds in a timely manner or on acceptable terms, it may have to curtail or suspend certain of its business operations, including the planned roll-out of its new line of mobile data software, which could have a material adverse effect on its business relationships, financial results, financial condition and prospects. There can be no assurance given that any such additional funds will be available at all or in amounts or on terms acceptable to ZIM Technologies. In addition, any equity financing could result in dilution to ZIM Technologies and/or ZIM Corporation shareholders. ZIM Technologies' capital requirements will depend on many factors, including its ability to market its products, contain or reduce its operating expenses and whether any or all of its CDN$3.2 million of current indebtedness, payable on demand, becomes due and payable. Although the debt is largely held by Dr. Michael Cowpland and other related parties, there can be no assurance given that he, or such other parties, will not demand the immediate payment of such debt. ZIM Technologies is not currently in a position to repay this debt if it were to be called. Although Dr. Michael Cowpland, ZIM Technologies' principal shareholder, and others have also from time to time provided financing to ZIM Technologies to meet its cash requirements, no assurance can be given that they will continue to do so in the future.

THE RECENT POLITICAL UNCERTAINTIES IN BRAZIL COULD HAVE A CONTINUING MATERIAL ADVERSE EFFECT ON ZIM TECHNOLOGIES' FINANCIAL RESULTS, FINANCIAL CONDITION AND PROSPECTS

         Recent political uncertainties in Brazil due to the presidential election in October 2002 have adversely affected ZIM Technologies' financial condition, and may continue to do so. As projected by the Brazilian press, the worker's party candidate won the presidential election. The likelihood of this change from the eight year governing coalition created significant instability and uncertainty in the Brazilian economy in the months leading up to the election. The election of the worker's party candidate could now continue to weigh heavily on the Brazilian market and negatively affect its trade with other countries. This is because the Brazilian worker's party historically has rejected free-market policies and instead favored trade barriers. It is also because the worker's party historically has proposed repudiating Brazil's large foreign debt. These policies could continue to cause unease in Brazil's financial and industrial markets.

         Although ZIM Technologies' management expects that Brazil's economy will stabilize now that the presidential election has been decided, no assurance can be given that this will occur. ZIM Technologies do Brasil Ltda. accounted for approximately 51% of the consolidated revenues for the nine months ending February 2003 and 45% for the three months ending February 2003. For the nine months and three months ending February 2002, revenues from our Brazilian subsidiary accounted for 44% and 52% respectively.

ZIM TECHNOLOGIES EXPECTS TO INCUR OPERATING LOSSES FOR A MINIMUM OF THE NEXT SIX MONTHS, SUCH LOSSES WILL DIRECTLY EFFECT ZIM TECHNOLOGIES' REQUIREMENTS FOR ADDITIONAL FUNDS AND ABILITY TO CONTINUE AS A GOING CONCERN

         ZIM Technologies' anticipated requirements for additional funds is based, in large part, upon its expectation that it will incur operating losses for the next six months. The extent to which these anticipated losses are actually incurred will directly effect ZIM Technologies' need for additional capital and ability to continue as a going concern. If the shortfall between the revenues generated by ZIM Technologies and its operating expenses for the next six months is greater than the operating losses which are already expected, ZIM Technologies' need to secure additional funds is likely to increase accordingly and further adversely effect its ability to continue as a going concern. Moreover, no assurance can be given that ZIM Technologies' actual operating losses will not exceed management's current expectations. These anticipated operating losses are due in part to anticipated costs in the marketing of ZIM Technologies' new line of mobile data software and related research and development expenditures.

                 DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

         This prospectus includes statements that are "forward-looking statements" including statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. All statements other than statements of historical facts included in this prospectus, including, without limitation, statements under "Prospectus Summary," "Risk Factors," "Management's Plan of Operations" and "Business" regarding our financial position, business strategy and other plans and objectives for future operations, and future product demand, supply, costs, marketing, transportation and pricing factors, are forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date hereof, and we assume no obligation to update or revise such forward-looking statements, except as required by law. Although we believe that the assumptions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct or that we will take any actions that may presently be planned. Certain important factors that could cause actual results to differ materially from our expectations are disclosed under "Risk Factors" and elsewhere in this prospectus. All written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such factors.

                                 USE OF PROCEEDS

         Proceeds from the sale of shares of common stock being registered hereby will be received directly by the selling shareholders. Accordingly, we will not receive any proceeds from the sale of the shares.

                              SELLING SHAREHOLDERS

         We have agreed to register the offering of the selling shareholders' shares of common stock under the Securities Act and to pay all expenses in connection with such registration, other than brokerage commissions and discounts in connection with the sale of the common stock and the expenses of selling shareholders' counsel.


         The following table sets forth the names of the selling shareholders, the number of shares of common stock owned beneficially by the selling shareholders as of July 10, 2003, the number of shares which may be offered for resale pursuant to this prospectus and the number of shares of common stock owned beneficially by each of the selling shareholders after the offering. The selling shareholders do not have any affiliation with ZIM Corporation or our officers, directors or principal shareholders except as noted.


         The information included below is based upon information provided by the selling shareholders. Because the selling shareholders may offer all, some or none of their common stock, no definitive estimate as to the number of shares that will be held by the selling shareholders after such offering can be provided and the following table has been prepared on the assumption that all shares of common stock offered under this prospectus will be sold.



                                 Shares of      Shares of   Shares of Common Stock
                                Common Stock     Common          Beneficially
                                Owned Prior       Stock     Owned After Offering
                                to Offering       Being     -----------------------
Name of Selling Shareholders        (1)          Offered      Number(2)  Percent(3)
----------------------------    ------------     -------    --------    -----------
Cooper Family Holdings(4)          215,182      215,182         0            0%
Global Intermatch Corp., Inc.(5)   127,091      127,091         0            0%
Stuart D. Cooper(6)                195,182      195,182         0            0%
Brazeau Seller LLP, as Trustee(7)  284,000      284,000         0            0%
Pasadena Investments Ltd.(8)       430,000      430,000         0            0%
Thornhill Consulting Ltd.(9)        48,000       48,000         0            0%
Jordan Cooper(10)                   80,000       80,000         0            0%
Edie Cooper(10)                     80,000       80,000         0            0%
Mark Weissbaum(11)                  80,000       80,000         0            0%
61 legal entities                    (12)          (12)         0            0%
918 individuals                      (12)          (12)         0            0%

-----------------


(1) Under United States Securities and Exchange Commission rules, beneficial ownership includes any shares as to which an individual has sole or shared voting power or investment power. Unless otherwise indicated, we believe that all persons named in the table above have sole voting and investment power with respect to all shares beneficially owned by them. All of the above selling shareholders, other than Brazeau Seller LLP, as Trustee, acquired their shares from Zim Corporation in exchange for shares held in Private Capital Investors, Inc., a Florida corporation ("PCI"), in June 2003 in connection with a reincorporation merger pursuant to which PCI merged with and into a subsidiary of Zim Corporation, and may be deemed to be promoters, affiliates and/or transferees of such persons. The shares issued by Zim Corporation were registered with the United States Securities and Exchange Commission on Form S-4.

(2)      Assumes the sale of all shares offered hereby.

(3) Based on a total of 34,926,709 common shares issued and outstanding as of July 9, 2003.

(4) Cooper Family Holdings is a partnership with three partners that each own a one-third interest in the partnership. The partners are: (i) Stuart Cooper, Trustee for the Stuart Cooper Irrevocable Trust; (ii) Edie Cooper, Stuart Cooper's spouse; and (iii) Jordan Cooper, Stuart Cooper's son. Cooper Family Holdings acquired its PCI shares from PCI in August, 1999 in connection with the initial organization of PCI in a transaction not involving a public offering exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

(5) Global Intermatch Corp. is a corporation organized under the laws of the state of Minnesota. One-third of its common stock shares are owned by each of the partners in Cooper Family Holdings. Global Intermatch, Inc. acquired its PCI shares from PCI in August, 1999 in connection with the initial organization of PCI in a transaction not involving a public offering exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

(6) Stuart D. Cooper acquired his PCI shares from Frank O'Donnell, an original founder of PCI, in April, 2001 in a transaction not involving a public offering exempt from registration pursuant to Section 4(1) of the Securities Act.

(7) Brazeau Seller LLP acquired its shares from the Company in June, 2003 in a transaction not involving a public offering exempt from registration pursuant to Section 4(2) of the Securities Act.

(8) Pasadena Investments Ltd. is owned by Douglas Duncan. Pasenda Investments Ltd. acquired its PCI shares from Stuart D. Cooper in July, 2001 in a transaction not involving a public offering exempt from registration pursuant to Section 4(2) of the Securities Act.

(9) Thornhill Consulting Ltd. is owned by Dr. Binny Kuriakose. Thornhill Consulting Ltd. acquired its PCI shares from Stuart D. Cooper in July, 2001 in a transaction not involving a public offering exempt from registration pursuant to Section 4(2) of the Securities Act.

(10) Jordan Cooper and Edie Cooper acquired their PCI shares as a gift from Stuart D. Cooper in July, 2001 in a transaction not involving a sale of securities for the purposes of Section 5 of the Securities Act.

(11) Mark Weissbaum acquired his PCI shares from Stuart D. Cooper in July, 2001 in a transaction not involving a public offering exempt from registration pursuant to Section 4(2) of the Securities Act.

(12) Represents less than 1% of ZIM Corporation's outstanding common stock. All of these shares are held by shareholders of Global Intermatch, Inc. Such persons acquired their PCI shares in May, 2003 in connection with a distribution by Global Intermatch, Inc. to its shareholders of record of restricted, legended PCI shares (not subject to Rule 144), without any consideration paid therefor, in a transaction not involving a sale of securities for the purposes of Section 5 of the Securities Act.



                              PLAN OF DISTRIBUTION



          Our common stock does not presently trade on any exchange or electronic medium. We expect to make an application to have our common stock listed on the Over-the-Counter Bulletin Board ("OTC-BB"). No assurance can be given, however, that a public market will ever exist for our common stock. The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock during the next nine months from the date of this prospectus in private transactions at a fixed price of $1.00 per share until our shares are listed on the OTC-BB, and thereafter at prevailing market prices or negotiated prices.



         When, and if, a public market ever develops for our common stock, the selling shareholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o    privately negotiated transactions;

o    short sales, except as described below;

o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

o    a combination of any such methods of sale; and

o    any other method permitted pursuant to applicable law.

         If a public market ever develops for our common stock, the selling shareholders may also engage in short sales against the box (which is a type of short sale in which the short seller simultaneously maintains a long and a short position in a security), puts and calls and other transactions in securities of ZIM Corporation, or derivatives of ZIM Corporation securities and may sell or deliver shares in connection with these trades. The selling shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         Effective August 11, 1993, the Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to ZIM Corporation, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rule requires: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlighted form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

         The above penny stock restrictions will not apply to ZIM Corporation's securities in the event such securities are approved for listing on a national stock exchange and have certain price and volume information provided on a current and continuing basis. There can be no assurance that ZIM Corporation's securities will qualify for exemption from these restrictions if a market ever develops for ZIM Corporation's securities. If such a market does develop and ZIM Corporation's securities were subject to the rules on penny stocks, it is likely that the market liquidity for ZIM Corporation's securities and the share price for ZIM Corporation's securities would be severely adversely affected by the penny stock rules.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling shareholders.

         The selling shareholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling shareholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling shareholders or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of ZIM Corporation's common stock while such selling shareholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling shareholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling shareholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

                                LEGAL PROCEEDINGS

         Dr. Michael Cowpland, ZIM Corporation's president and chief executive officer, has been named as a defendant in several lawsuits relating to his actions as the former president and chief executive officer of Corel Corporation. These include a complaint filed by Anthony Basilio and Fred Spagnola on March 13, 2000 in the U.S. District Court for the Eastern District of Pennsylvania, a complaint filed by Alan Treski on March 29, 2000 in the U.S. District Court for the Eastern District of Pennsylvania and four additional complaints filed in the U.S. District Court for the Eastern District of Pennsylvania and one complaint filed in the U.S. District Court for the District of Massachusetts. In each of these cases, the complaints have been filed on behalf of persons who purchased or otherwise acquired common stock of Corel between December 7, 1999 and December 21, 1999. The complaints generally allege that the defendants including Dr. Cowpland violated various provisions of the US securities laws, including Section 10(b), Section 20(f) and Rule 10b-5 under the United States Securities Exchange Act of 1934, as amended, by misrepresenting or failing to disclose material information regarding Corel's financial condition. Corel Corporation announced on June 16, 2003 that it reached an agreement-in-principle to settle the claims against both Dr. Cowpland and Corel Corporation. The agreement-in-principle is subject to a number of conditions, including judicial approval.

         On October 14, 1999, the Ontario Securities Commission (the "OSC") filed charges against Dr. Michael Cowpland and his holding company, M.C.J.C. Holdings Inc. ("MCJC") in the Ontario Superior Court. As announced in the news release of the OSC dated October 14, 1999, an information was laid in the Ontario Superior Court against Mr. Cowpland and MCJC (now called MC Lux Corporation), of which Dr. Cowpland is a director, charging Dr. Cowpland with three counts of violating Ontario securities law and charging MCJC with one count of violating Ontario securities law.

         The following is the OSC's published summary of its allegations.

         "Between the dates of August 11, 1997 and August 14, 1997, MCJC sold 2,431,200 Corel shares for total proceeds of approximately $20.4 million. At the time that these Corel shares were sold, MCJC had knowledge of a material fact with respect to Corel which had not been generally disclosed. The material fact was that [Corel] would fall short of its forecasted sales for the third quarter of 1997 ("Q3 1997") by a significant margin (the "material fact"). MCJC learned of the material fact from Cowpland who, as a director and officer of Corel, was an insider of Corel and therefore in a "special relationship" with Corel as defined in the Securities Act (Ontario) (the "Act"). By learning of the material fact from Cowpland, MCJC was in a special relationship with Corel. Therefore, MCJC, as a company in a special relationship with Corel, a reporting issuer, sold securities of Corel with knowledge of a material fact with respect to Corel that had not been generally disclosed. In this way, MCJC contravened subsection 76(1) and paragraph 122(1)(c) of the Act. By informing MCJC of the material fact before it had been generally disclosed and other than in the necessary course of business, Cowpland contravened subsection 76(2) and paragraph 122(1)(c) of the Act. In addition, as a director of MCJC, Cowpland authorized the commission of the offence by MCJC under subsection 76(1) and paragraph 122(1)(c) of the Act and therefore contravened subsection 122(3) of the Act and acted in a manner that is contrary to public interest.

         Cowpland attended a voluntary interview with Staff of the Commission on May 20, 1998. During this interview, Cowpland made a number of statements to Staff of the Commission which were misleading and untrue in a material respect. By making such statements to Staff of the Commission, Cowpland contravened paragraph 122(1)(a) of the Act."

         On February 11, 2002, MCJC pleaded guilty to the offense of insider trading in the Ontario Court of Justice in Ottawa, Canada and was fined CDN$1,000,000, which it has paid. The charges against Mr. Cowpland were stayed.

         In February 2002, Mr. Cowpland approved the terms of a proposed settlement agreement with the staff of the OSC. The proposed settlement consisted of Mr. Cowpland's agreement to pay $500,000 to the OSC, Mr. Cowpland's agreement not to serve as a director of a reporting issuer for a period of two years, and Mr. Cowpland's agreement to pay the legal fees of the OSC staff of $75,000. On February 12, 2002, a panel of the OSC rejected the proposed settlement agreement.

         The Commission had set a hearing date of May 20, 2003, but that hearing was postponed. No new hearing date has yet been set.

                      OUR DIRECTORS AND EXECUTIVE OFFICERS

MANAGEMENT

         The following table sets forth certain information regarding the directors and executive officers of ZIM Corporation as of the date of this prospectus. The background of these individuals is summarized in the paragraphs following the table.


      NAME              AGE     POSITION WITH ZIM CORPORATION

Dr. Michael Cowpland     60     President, Chief Executive Officer and Director
Tony Davidson            43     Chief Technology Officer
Jennifer North           38     Chief Financial Officer and Secretary
Steven Houck             33     Director
Charles Saikaley         44     Director
James Stechyson          38     Director


         Michael Cowpland has served as President and Chief Executive Officer since February 2001. In 1973, Dr. Cowpland co-founded Mitel Corporation (formerly NYSE:MTL) and was the company's Chief Executive Officer for 10 years. During Dr. Cowpland's tenure as CEO, Mitel's sales reached $300 million before it was acquired by British Telecom in 1984. After the acquisition of Mitel, Dr. Cowpland founded Corel Corporation (NASDAQ:CORL), a company that evolved into one of the world's leading providers of office productivity software. Corel was widely recognized for its WordPerfect Office Suite, and its PC graphics application, Corel Draw. Dr. Cowpland served as President of Corel from 1995 to January 2001. Dr. Cowpland began his career in 1964 at Bell Northern Research. Dr. Cowpland received a Bachelor of Science and Engineering from the Imperial College (London), a Masters of Engineering from Carleton University and Ph.D. in Engineering from Carleton University.

         Tony Davidson has served as the Vice-President of Engineering and Chief Technology Officer since March 2002 and April 2002, respectively. He started his career in the field of medical research. In 1991, Mr. Davidson joined Corel Corporation where he participated in the development of a wide range of commercial products covering a variety of genres including medical and entertainment products to digital stock photography and CDROM mastering software. This eventually led to his heading up Corel's Multimedia Division in the role of Executive Director. In 1996, Mr. Davidson joined Vorton Technologies as Executive Vice President and Chief Technology Officer. He left Vorton in June 2001 to join ZIM. In his role as VP Engineering at ZIM, he will be responsible for the technical direction of all new and current ZIM products. Mr. Davidson is a graduate of Applied Arts and Technology Program of St. Lawrence College in Kingston Ontario, and has over twenty years of experience developing software and applications using both low and high level languages.

         Jennifer North has been the Chief Financial Officer since June 2003. Prior to joining ZIM Corporation, Ms. North worked as a financial consultant assisting high growth technology companies to develop corporate and financial strategies. From 1996 to 2001, Ms. North was the Corporate Controller of World Heart Corporation, a Canadian public company trading on both Nasdaq and the TSE. She is a chartered accountant, graduating in 1989.

         Steven Houck has served as a director since April 2001. Since 1995, Mr. Houck has held various positions with Corel Corporation, where he currently serves as the executive vice president for business development. Prior to his service to Corel, he founded Worldview Technologies, a company specializing in multimedia design and authoring and served as its CEO until 1995. He has received a Bachelors Degree in Business Administration from Florida Atlantic University.

         Charles Saikaley has served as a director since May 2001. Since 1990, Mr. Saikaley has been a partner in the law firm of Lang Michener based in Ottawa, Canada. He practices in the area of real estate, providing advice in all aspects of the purchase and sale of residential and commercial real estate as well as commercial leases, commercial mortgages and business arrangements. He is a member of the firm's alternative dispute resolution, and franchise and distribution real estate law groups. He is a member of the Canadian Bar Association, Law Society of Upper Canada. Mr. Saikaley received a Bachelor of the Arts in Business Administration from the University of Ottawa and a Bachelor of Laws from University of Ottawa in 1982.

         James Stechyson has served as a director since January 1998 and was appointed into the position of chairman in May 2001. Since 1990, he has been the president of OM Video, Inc., a major hardware sales and systems integrator of professional video and presentation technology based in Ottawa, Canada. He is a charter member of the Innovators Alliance of Ontario, a government sponsored organization for the chief executive officers of leading growth firms. He is also the recipient of the Ottawa Carlton Board of Trade Young Entrepreneur of the Year Award. Mr. Stechyson holds a Bachelors Degree in Economics and Business from Carleton University, Canada.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                           ZIM CORPORATION MANAGEMENT


         The following table sets forth, as of July 8, 2003, the number and percentage of shares of ZIM Corporation's outstanding common and special shares which are beneficially owned, directly or indirectly, by:


o each person who is the beneficial owner of 5% or more of the outstanding common shares;
o    each director and executive officer of ZIM Corporation; and
o    all directors and executive officers of ZIM Corporation as a group.

         ZIM Corporation determines beneficial ownership based on the rules of the United States Securities and Exchange Commission. In general, beneficial ownership includes shares over which the indicated person has sole or shared voting or investment power and shares which he or she has the right to acquire within 60 days of June 20, 2003. Unless otherwise indicated, the persons listed have sole voting and investment power over the shares beneficially owned.

         Unless otherwise indicated, each of the following persons is deemed to have sole voting and dispositive power with respect to such shares.

                                                             BENEFICIAL OWNERSHIP
                                                    COMMON SHARES           SPECIAL SHARES
         NAME          POSITION                NUMBER       PERCENTAGE    NUMBER  PERCENTAGE
Michael Cowpland   President and CEO         24,988,061(1)     57.6%     2,700,000    51.3%
Tony Davidson      Chief Technology Officer     400,000(2)      1.1%            --
Jennifer North     Chief Financial Officer      262,500(3)      0.7%            --
Steven Houck       Director                     200,000(4)      0.6%            --
James Stechyson    Director                     500,000(5)      1.4%            --
Charles Saikaley   Director                     200,000(6)      0.6%            --
Blake Batson       Principal Shareholder      2,940,907         8.4%            --
Alan Batson        Principal Shareholder      3,005,291(7)      8.6%            --
Gerald Lalonde     Principal Shareholder      2,500,000(8)      7.2%            --
Denise Batson      Principal Shareholder      5,505,000(9)     15.6%            --

----------------------
All executive officers                       26,550,561          62%     2,700,000    51.3%
and directors as a
group (6 persons)

                                      -13-





(1) The beneficial ownership of Michael Cowpland consists of 16,533,657 common shares owned directly by Dr. Cowpland, 8,454,404 common shares which Dr. Cowpland has the right to acquire under outstanding stock options, 200,000 special shares owned directly by Dr. Cowpland, 1,000,000 special shares owned by Dr. Cowpland's spouse, 1,300,000 special shares owned by a company controlled by Dr. Cowpland's spouse, and 200,000 special shares owned by the minor children of Dr. Cowpland and his spouse. Dr. Cowpland disclaims beneficial ownership of the shares held by his wife and the company controlled by his wife and the shares held by his minor children.


(2) The beneficial ownership of Tony Davidson consists of 400,000 common shares which he has a right to acquire under outstanding stock options.

(3) The beneficial ownership of Jennifer North consists of 262,500 common shares which she has a right to acquire under outstanding stock options.

(4) The beneficial ownership of Steven Houck consists of 200,000 common shares which he has a right to acquire under outstanding stock options.

(5) The beneficial ownership of James Stechyson consists of 400,000 common shares owned directly and 100,000 common shares which he has a right to acquire under outstanding stock options.

(6) The beneficial ownership of Charles Saikaley consists of 200,000 common shares which he has a right to acquire under outstanding stock options.

(7) The beneficial ownership of Alan Batson consists of 3,005,291 common shares held by two companies controlled by Mr. Batson.

(8) The beneficial ownership of Gerald Lalonde consists of 1,000,000 common shares owned directly, and 1,500,000 common shares owned by a company controlled by Mr. Lalonde.

(9) The beneficial ownership of Denise Batson consists of 5,255,000 common shares registered in the name of a company controlled by Ms. Batson, and 250,000 common shares which she has a right to acquire under outstanding stock options.

                   DESCRIPTION OF ZIM CORPORATION'S SECURITIES

         The authorized capital of ZIM Corporation consists of an unlimited number of common shares without par value, an unlimited number of special shares without par value and an unlimited number of preferred shares without par value. ZIM Corporation has 34,926,709 common shares outstanding and 5,163,500 special shares outstanding. There are no preferred shares outstanding.

COMMON SHARES

         The rights, restrictions and conditions of the common shares are as follows:

         Voting. Each holder of common shares is entitled to notice of and to attend and vote at all general and special meetings of ZIM Corporation shareholders other than meetings at which only the holders of a particular class or series other than the common shares are entitled to vote. Each common share will entitle its holder to one vote. Because holders of common shares do not have cumulative voting rights with respect to the election of directors, the holders of a majority of the common shares represented at a meeting are able to elect all of the directors.

         Dividends. The holders of common shares are, at the discretion of the board of directors of ZIM Corporation, entitled to receive dividends, out of any and all profits or surplus of ZIM Corporation properly available for the payment of dividends (after the payment of any dividends payable on securities of ZIM Corporation entitled to receive dividends in priority to the common shares).

         Dissolution. The holders of ZIM Corporation's common shares will be entitled to share pro rata with the holders of the special shares in any distribution of the assets of ZIM Corporation upon the liquidation, dissolution or winding up of ZIM Corporation or other distribution of its assets among its shareholders for the purpose of winding up its affairs (after payment of all amounts payable to the holders of the preferred shares, if any).

         Preemptive Rights. The holders of ZIM Corporation's common shares will not have any preemptive rights.

         Penny Stock Rules. The United States Securities and Exchange Commission's so-called "penny stock" rules, which impose additional sales practice and disclosure requirements, could impede the sale of the ZIM Corporation common shares in any secondary market, with a concomitant adverse effect on the price of the shares in the secondary market.

         Until, and unless, ZIM Corporation is able to satisfy the initial listing requirements for listing on The Nasdaq SmallCap Market or another National Exchange, and the share price for ZIM Corporation common shares were to trade at, or above, $5.00 per share, the shares will be subject to the "penny stock" rules, unless the Company satisfies certain asset or revenue tests (at least $5,000,000 in net tangible assets if in business less than three years, at least $2,000,000 in net tangible assets if in business at least three years, or average revenues of at least $6,000,000 for the last three years). Under the penny stock rules, a broker or dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker or dealer or the transaction otherwise is exempt. In addition, the penny stock rules require the broker or dealer to deliver, prior to any transaction, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker or dealer or the transaction otherwise is exempt. A broker or dealer also is required to disclose commissions payable thereto and to the registered representative and current quotations for the securities. In addition, a broker or dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

SPECIAL SHARES

         The rights, restrictions and conditions of the special shares are as follows:

         Voting Rights. The holders of special shares will not be entitled to notice of or to attend or to vote at any meeting of the shareholders of ZIM Corporation except that the holders of the special shares will be entitled to vote separately as a class upon any proposal to amend ZIM Corporation's Articles of Organization to:

o increase or decrease the maximum number of authorized special shares or increase any maximum number of authorized shares of any class of shares having rights or privileges equal to or superior to the special shares;

o effect any exchange, reclassification or cancellation of the special shares; or

o    create a new class of shares equal or superior to the special shares.

         Dividends. The holders of the special shares are entitled to receive, pro rata with the holders of the common shares, any dividends that may be declared by the board of directors of ZIM Corporation, out of funds legally available therefor subject to the preferential rights of any shares ranking prior to the special shares or the common shares.

         Dissolution. In the event of the liquidation, dissolution or winding up of ZIM Corporation, the holders of special shares are entitled to receive, on a pro rata basis and on a share-for-share basis with the holders of the common shares, all of the assets of ZIM Corporation remaining after payment of all of ZIM Corporation's liabilities, subject to the preferential rights of any shares ranking prior to the special shares.

         Conversion Rights. The holders of special shares will be entitled to have any and all of the special shares held by them converted at any time into common shares on the basis of one common share for each special share which the holder may desire to convert. Additionally, the special shares, if not earlier converted, will be automatically converted by ZIM Corporation without further payment or action by the holder, into common shares on June 1, 2004.

         No fractional common shares will be issued upon the conversion of the special shares and no payment will be made to the holders of special shares in lieu thereof.

         Adjustment Rights. In the event that the special shares or common shares are at any time sub-divided, consolidated, converted or exchanged for a greater or lesser number of shares of the same or another class, then appropriate adjustments will be made in the rights and conditions attaching to the special shares and the common shares respectively so as to preserve in all respects the benefits of the holders of each such class.

         In the event of any reclassification of common shares, any amalgamation or other consolidation of ZIM Corporation with another entity, or the transfer of all or substantially all of ZIM Corporation's assets, the holders of special shares will be entitled to receive such securities or other property as if on the effective date of the event they were registered holders of the number of common shares which such holders of special shares were entitled to receive upon conversion of their special shares. No such adjustment shall be made if the holders of the special shares are entitled to participate in any such event on the same terms as they though they had converted their special shares prior to the occurrence of such event.

                             DESCRIPTION OF BUSINESS

ZIM CORPORATION

         ZIM Corporation is a holding company with one operating subsidiary, ZIM Technologies, Inc., a corporation governed by the laws of Canada. ZIM Corporation was formed for the purpose of acquiring ZIM Technologies, and as such, acquired ZIM Technologies as of June 1, 2003.

ZIM TECHNOLOGIES

OVERVIEW

ZIM TECHNOLOGIES' EXISTING PRODUCT -- ZIM IDE SOFTWARE

         ZIM Technologies is a developer and provider of the ZIM Integrated Development Environment, or ZIM IDE software. ZIM IDE software is currently used by companies in the design, development, and management of information databases. The technology for ZIM IDE software was developed at Bell Northern Research in Ottawa, Ontario in the 1980s. ZIM Technologies acquired the rights to this software at the time of ZIM Technologies' formation in 1997.

         Since 1997, ZIM Technologies has licensed this software product to more than 5,000 customers. The license fees generated from these licenses, and related maintenance and consulting fees, represents nearly all of ZIM Technologies' revenues to date.

         The ZIM IDE software provides an integrated development environment for Microsoft Windows and UNIX computer operating systems. An integrated development environment is a set of programs run from a single user interface for use in the creation and management of corporate databases.

         The ZIM IDE software was designed to handle complex data management in a more efficient manner than the database technologies historically provided by companies like Microsoft Corporation and Oracle Corporation. The distinctive characteristic of the ZIM IDE software is the fact that its object dictionary contains more than just a table of data. Instead, all relationships and data information are concurrently stored in the object dictionary, making it easier to manage and retrieve information. Furthermore, ZIM IDE software uses data sets rather than record-by-record access to manage information. This technique further simplifies the management of data.

         The ZIM IDE software has been used to develop database applications that have been deployed in a wide range of industries, including finance, marketing, human resources, information and records management. Applications built with the ZIM IDE also fully access most other major databases such as Oracle and SQL Server.

     ZIM TECHNOLOGIES' PROPOSED MOBILE DATA SOFTWARE PRODUCTS -- SHORT MESSAGING SERVICE

         Beginning in the fall of 2000, ZIM Technologies expanded its business strategy to include the design and development of a line of mobile data software products. ZIM Technologies designed these mobile data software products to take advantage of the existing wireless data network infrastructure known as short messaging service. Short messaging service allows users to send text messages through cellular telephones, personal digital assistants and similar devices. Short messaging service has experienced significant growth throughout Europe and Asia. However, it remains largely underutilized in North America. ZIM Technologies believes that recent developments in wireless service provider network technologies have created ideal conditions for an expansion of demand for short messaging service to occur in North America.

         ZIM Technologies has developed both consumer and business oriented lines of mobile data software products to deliver simple to use short messaging service based communication services for end users. These communication services include features to increase the usefulness of short messaging services, such as the ability to send text messages from web sites directly to mobile phones, and the capability to connect office tools to mobile phones, including e-mail messages, meeting requests, and follow-up reminders. It is ZIM Technologies' goal to become a leading North American provider of short messaging service based products to individual consumers and businesses. ZIM Technologies intends to accomplish this goal by utilizing its expertise in database management and software engineering, and its knowledge of North American short messaging service networks. In fact, with the recent integration of short messaging service functionality, ZIM IDE is capable for the first time of triggering event-based interactions with mobile devices.

         ZIM Technologies' expansion of its business strategy coincided with the addition of Dr. Michael Cowpland as a member of ZIM Technologies' technology advisory board. Dr. Cowpland is a co-founder of Mitel Corporation and is the founder of Corel Corporation. In February 2001, Dr. Cowpland assumed the role of President and Chief Executive Officer of ZIM Technologies

INDUSTRY BACKGROUND FOR MOBILE DATA SOFTWARE PRODUCTS AND SHORT MESSAGING
SERVICE

         The chart below was produced by Merrill Lynch & Co. in connection with its global securities research, and shows the wide disparity as of June 2001 in the use of short messaging service in North America as compared to other parts of the world.

                 GEOGRAPHIC BREAKDOWN OF MESSAGES SENT JUNE 2001
           (SOURCE: MERRILL LYNCH, "R U UP 4 IT?", SEPTEMBER 17, 2001)

                                             [CHART]

        Japan                                        34%
        Asia ex Japan                                12%
        South America                                 3%
        Middle East, India & Africa                   1%
        Western Europe                               40%
        Eastern Europe                                8%
        North America                                 2%

         ZIM Technologies believes that the use of short messaging service in North America has been suppressed largely as a consequence of the historic lack of carrier network interoperability in North America. This lack of carrier network interoperability in North America has precluded the delivery of short messaging service messages across carrier networks, and significantly limits the usefulness of text messaging. In other words, with carrier network interoperability, a consumer would be able to use short messaging service without regard to which wireless telephone carrier the receiving party utilizes. Without this interoperability, a consumer must not only know the recipient's telephone number, but also know which wireless carrier they use before sending the text message.

         Beginning in November of 2001, however, most major wireless carriers in North America, including AT&T, Verizon, Voicestream, Cingular, Bell Canada and Rogers AT&T, have adopted short messaging service interoperability, thereby enabling their subscribers to both send and receive short messaging service messages through their competitors' systems. ZIM Technologies expects that this interoperability will accelerate consumers' adoption of this service in North America.

         ZIM Technologies believes that a number of other significant recent factors will accelerate the growth of short messaging service in North America. These factors include:

o   Short messaging service roaming agreements entered into by the carriers
o   Development of short messaging service based consumer applications
o   Economies relative to voice calls
o   Simplicity of use
o   High penetration of handsets with short messaging service functionality
o   Growth in handsets with smart-text functionality
o   Growth in percentage of subscribers able to use short messaging service
o   Appealing to network operators via high gross margins

ZIM TECHNOLOGIES' STRATEGY IN THE SHORT MESSAGING SERVICE BUSINESS

         It is ZIM Technologies' goal to become a leading North American provider of short messaging service based services to individuals and businesses. ZIM Technologies intends to accomplish this goal by utilizing its expertise in database management and software engineering, and its knowledge of North American short messaging service networks.

         ZIM Technologies believes that peer-to-peer messaging will initially drive adoption and familiarization with short messaging service in North America. Peer-to-peer messaging is text messaging between two end users phones. Thereafter, ZIM Technologies expects North American short messaging service users will utilize short messaging service for a variety of business and personal communication services. ZIM Technologies expects that these value-added communication services will help bridge the gap between personal computers and business computer systems, on the one hand, and mobile devices, on the other hand. This is expected to enable tasks that are familiar in the personal computers or corporate systems environment to be extended to mobile devices. These tasks may include group messaging, mobile chat, mobile marketing, calendaring, collaborative work processes, business process communications and desktop to mobile integration.

         ZIM Technologies believes that there are multiple revenue stream opportunities to be made from short messaging service. Direct payments are expected to include both consumer to operator, as well as consumer to product and service provider. Indirect payments are expected to come from subsidies between various parties, advertising revenues, commissions, airtime-related commissions, and various revenue share agreements between service providers.

         ZIM Technologies expects to utilize a number of direct and indirect channels to deliver these services to end-users. It is expected that ZIM Technologies' direct customers will include consumers and small businesses through ZIM Technologies' retail portals, wireless network operators, traditional Internet portals, and systems integrators serving business customers.

         The principal components of ZIM Technologies' business strategy are as follows:

o Launch both consumer and business application portals for short messaging service based services.

o Provide short-messaging solutions for high profile corporate clients to build corporate awareness of mobile data solutions.

o Develop working relationships with information technology consultants, handset manufacturers, systems integrators and mobile network operators to handle implementation and provide quality of service for data connectivity.

o Utilize the ZIM SMS Scenario Server to extend mobile interactivity to widely used commercial off-the-shelf enterprise software packages, such as those developed by the large software company, SAP AG.

o Leverage existing relationships with current clients to extend mobile capability to existing applications.

PROPOSED ZIM TECHNOLOGIES SHORT MESSAGING SERVICE PRODUCTS

THE ZIM SMS OFFICE PRODUCT

         The ZIM SMS Office product is currently in its final stages of quality assurance testing in preparation for general release and availability. The product has been commercially available since April 2003. It will enable the integration of popular desktop office tools with the mobility, cost effectiveness, and reliability of two-way short messaging service.

         This product will ultimately enable most components of office products such as Microsoft Office and Lotus Office Suite to have interactive capability to mobile phones through short messaging service. Any phone that is capable of receiving short messaging service based text messages is capable of using this service; this includes almost any cellular phone manufactured within the past 18 months. Customers, however, must also have subscriptions to text messaging services from their wireless carrier. The short messaging service connectivity will enable the flow of real time notifications from office-based products to the handheld devices.

         Examples of short messaging services include the delivery of office based e-mail messages, meeting requests, or follow-up reminders via short messaging service directly to a user's cell phone when they are away from their desk. On demand services may include a user initiating a request from their cell phone for a list of his or her day's appointments. In response thereto, ZIM SMS Office would return a text message including the day's agenda.

         The use of short messaging service provides a highly reliable method for the delivery of notifications and alerts. Further, the user can receive notifications without the need for users to initiate requests to see if anything new has been posted to check for changes in status. Such functionality is primarily targeted at services such as mail notification services, meeting schedulers, and bring forward reminders.

         By mediating the notification session, ZIM SMS Office will also enable a two-way interaction, thereby allowing the remote user to execute response options that are presented in an easy-to-use predefined format. Predefined response options will allow users of mobile devices to easily select actionable commands such as accept or decline meeting invitations, resulting in the automatic notification to the meeting originator and appropriate updates to calendaring tools.

         ZIM SMS Office is currently under development, but is being used in a prototype release internally by ZIM Technologies. The prototype has been in active service internally within ZIM Technologies with approximately 25 active users on a daily basis since early June 2002. ZIM Technologies has conducted load testing using message generators to exercise the more demand sensitive components, including the message delivery bottlenecks. ZIM Technologies has successfully tested message delivery capability through modem pools up to 30,000 messages per day. ZIM Technologies will continue to conduct internal field trials of the software as it continues throughout the development phase.

THE ZIM FastFeedback PRODUCT

         The ZIM FastFeedback product is currently commercially available through download over the Internet. This product is built upon a subset of the capabilities inherent within ZIM SMS Office and is being released in advance of this more fully featured product.

         ZIM FastFeedback integrates the functionality found in two popular Microsoft office products, Excel and Outlook. The spreadsheet functionality of Excel is combined with the e-mail capabilities of Outlook to create an integrated messaging and reporting tool. End users create messages to be broadcast to target recipients listed within their Outlook address book. E-mail responses are collected and used to automatically populate the corresponding cells of Excel spreadsheets as the responses are received. Additional features enable the creation of charts and graphs, and provide for additional tracking and control capabilities.

         ZIM FastFeedback is available through consumer electronic retailers and through download over the Internet. It operates in a standalone environment on the end users desktop computer, and does not require a connection to ZIM's data center or servers. End users however, must have access to the Internet, a valid e-mail account, and the related Microsoft Excel and Outlook products.

THE ZIM SMS PORTAL SERVICE

         The ZIM SMS Portal Service is currently commercially available through download over the Internet. A business version of this product has been available since April 2003 coincident with the commercial release of ZIM SMS Office. This portal service is an Internet based service which allows users to both personalize their cellular phones, and initiate short messaging service messaging sessions. Any phone that is capable of receiving short messaging service based text messages is capable of using this service. This includes nearly every cellular phone manufactured since January 2001. Customers must also have subscriptions to text messaging services from their wireless carrier.

         Personalization services include custom ring tones and graphics sent to the user's phone, as well as notifications through short messaging service alert or on demand services (e.g., sports scores, weather forecasts, and stock quotes). The ZIM SMS Portal Service now includes both consumer and business oriented versions. ZIM Technologies may deliver these services either directly through a ZIM Technologies branded retail portal, or through third party vendors who will offer ZIM Technologies' service as part of their own branding and service offerings to their customers. ZIM Technologies also plans to target wholesale customers including large businesses and wireless network operators. ZIM Technologies expects to generate revenue streams from the following core ZIM SMS Portal Service elements:

         o    Subscription services;
         o    E-commerce merchandising;
         o    Short messaging service airtime;
         o    On-line advertising; and
         o    Mobile phone advertising

         Although ZIM SMS Portal Service is still being developed, elements of the ZIM SMS Portal Service have already been used in live service. In particular, the subscription services, mobile advertising, and mobile messaging components have been used in customer applications, including the CBC World Cup Wireless Updater, the Nokia Brier Wireless Updater, the Bell Canadian Open professional golf association championship event, the Ottawa Senators wireless fan updater, and the Nokia USA and Canada messaging portals. In total, these applications have generated approximately 500,000 short messaging service messages to over ten thousand individual customers across all major wireless network operators in North America. In each of these implementations, message delivery success was tracked by ZIM Technologies and typically exceeded a 95% delivery success ratio.

THE ZIM SMS SCENARIO SERVER PRODUCT

         The ZIM SMS Scenario Server Product currently exists in the prototype stage, as development continues. An early prototype version exists and has been implemented in a live customer environment since September of 2001. The timing of future commercial implementations of this product will be driven by specific enterprise customer demand. ZIM SMS Scenario Server eliminates the need for mobile users to constantly check on corporate systems and "browse" or "query" for the information they need from their small devices. The user can receive notifications without the need for users to initiate requests to see if anything new has been posted to check for changes in status. An example of such an application would include a scenario where an inventory shortage is detected by an existing corporate system, and then uses ZIM SMS Scenario Server to deliver an alert message to the inventory manager. In most implementations, the alert notice would also allow for multiple response options such as forwarding the message to the warehouse manager, or causing the inventory system to place an order with a supplier. The ZIM SMS Scenario Server allows corporate systems to proactively "log-on" to remote users when their input is required, and engages the user in a two-way, real-time, interactive dialog with enterprise systems.

         ZIM Technologies believes this will create a superior experience for the mobile user for two reasons. First, the user is prompted to make decisions and take action in a timely manner, even if they are preoccupied. Second, the interactive dialog employs relevant messages and context sensitive response options that allow the user to easily take action and create activity on corporate systems, without the need to browse awkwardly on a small device.

         The ZIM SMS Scenario Server also allows the user to initiate the interaction. If necessary, the same software engine will also allow users to browse or query corporate systems for information from remote devices in the usual manner.

         Since business processes typically span multiple applications, the ZIM SMS Scenario Server was designed to connect to virtually any form of corporate data, from multiple sources, to enable events to initiate an interactive dialog. ZIM Technologies connects with many popular database formats, including Oracle, SQL Server, DB2, or any ODBC or JDBC accessible database. Data will also be utilized from proprietary legacy systems, PC desktop sources such as Microsoft Outlook, electrical switches or sensors, or derived data.

         The ZIM SMS Scenario Server was developed based on technology acquired from two employees of ZIM Technologies in June 2001 in exchange for 2,000,000 common shares of ZIM Technologies valued at CDN$1.00 each (or US$0.65). The material terms of this transfer of intellectual property required that ZIM Technologies be liable for, and pay, all transfer taxes, and that the shares issued in exchange for the intellectual property be restricted. Pursuant to this agreement, the employees transferred in perpetuity all of their right, title and interest in this technology to ZIM Technologies.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND
                     FINANCIAL CONDITION OF ZIM CORPORATION

         The following discussion should be read in conjunction with ZIM Technologies' consolidated financial statements and the related notes included elsewhere in this Prospectus.

OVERVIEW

         ZIM Corporation is a holding company with one operating subsidiary, ZIM Technologies, Inc., a corporation governed by the laws of Canada. ZIM Corporation was formed for the purpose of acquiring ZIM Technologies, and as such, acquired ZIM Technologies as of June 1, 2003.

         ZIM Technologies was incorporated under the Canada Business Corporations Act in 1997. Following its incorporation, ZIM Technologies acquired the ZIM IDE database software. To date, substantially all of ZIM Technologies' revenues have been generated from the licensing of this software and related maintenance and consulting fees. Historically over the past five years, ZIM Technologies International has never been profitable.

         In February 2001, Dr. Michael Cowpland acquired a controlling interest in ZIM Technologies. Since February 2001, ZIM Technologies has been investing a greater proportion of its development resources into its new line of mobile data software products. During this period overall Research and Development spending has increased to its current level of approximately CDN$4,000,000 (excluding investment tax credits) in 2002, from approximately CDN$1,000,000 in 2000 largely as a consequence of increased activity on mobile data software products. There are currently approximately 60% of total development resources currently active on mobile data products, and approximately 40% active on existing database software products. ZIM Technologies expects that future revenue, marketing expense and development expense levels from existing database software products will remain relatively flat or increase slightly in future years.

ZIM TECHNOLOGIES' OPERATING RESULTS FOR THE NINE MONTHS ENDED FEBRUARY 28, 2003 AND 2002

All amounts set forth in this section are stated in Canadian dollars.

         TOTAL REVENUES. ZIM Technologies' revenues were CDN$1,806,000 and CDN $2,565,000 for the nine months ended February 2003 and February 2002. This represents a 30% decrease, attributed mainly to the continued technology downturn occurring throughout the industry. In addition due to a restructuring that occurred during second quarter of 2003, that included the elimination of two sales employees there were fewer sales resources being applied in all regions. For the three months ending February 2003, the revenue decreased 32% over the same quarter for the previous fiscal year. Revenues from our Brazilian subsidiary accounted for approximately 51% for the nine months ending February 2003 and 45% for the three months ending February 2003. For the nine months and three months ending February 2002, revenues from our Brazilian subsidiary accounted for 44% and 52% respectively.

         SOFTWARE LICENSE REVENUES. Software revenues primarily consist of revenues received from licensing the ZIM IDE software product. Software license revenues decreased 41% to CDN$800,000 for the nine months ending February 2003 from CDN$1,346,000 for the nine months ending February 2002. For the three months ending February 2003, the revenue decreased 8% over the same quarter for the previous year. Software license revenue represents 44% of total revenue for the nine months ending February 2003, and 52% for the same period in the prior fiscal year. For the three months ending February 2003 software license revenue represents 45% of total revenue and 34% for the same period in the prior fiscal year.

         MAINTENANCE AND CONSULTING REVENUES. Maintenance and consulting revenues primarily consist of fees earned from maintenance contracts on the ZIM IDE software product and consulting fees received from users of the ZIM IDE software product. Maintenance revenue decreased 10% to CDN$944,000 for the nine months ending February 2003 compared to CDN$1,047,000 for the nine months ending February 2002. For the three month period ending February 2003 revenue decreased 35% to CDN$297,000 from CDN$459,000 in the same quarter for the previous year. Maintenance revenue accounted for 52% of the total revenue for the nine months ending February 2003 and 41% for the same period in the prior fiscal year. For the three months ending February 2003 maintenance revenue accounted for 53% of the total revenue and 56% of the total revenue for the same period in the prior fiscal year. Consulting revenue decreased for the nine months ending February 2003 by 65% to CDN$61,000 compared to CDN$172,000 for the same nine months ending February 2002. For the three months ending February 2003, the revenue decreased 92% to CDN$6,000 compared to CDN$85,000 in the quarter ending February 2002. Consulting revenue represents 3% and 7% for the nine months ending February 2003 and 2002 respectively. For the three months ending February 2003 and 2002, consulting revenue represented 1% and 10% respectively.

         COST OF REVENUES. Cost of revenues consists primarily of costs associated with payments made to our independent partners in Brazil, as well as a Brazilian tax of approximately 8% that is charged on revenue. Cost of revenues for the nine months ending February 2003 were CDN$111,000 compared to CDN$127,000 for the nine months ending February 2002. This represents a 12% decrease. Cost of revenues were CDN$30,000 for the three months ending February 2003, compared to CDN$52,000 for the same period in 2002. Cost of revenues as a percentage of total revenues for the nine month period ending February 2003 was 6% compared to 5% for the nine months ending February 2002. For the three months ending February 2003, the cost of revenues as a percentage of total revenues was 5% compared to 6% for the quarter ending February 2002. The reduction in the cost of revenues is a result of lower revenues year over year as well as quarter over quarter.

ZIM TECHNOLOGIES' OPERATING EXPENSES

         SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses decreased to CDN$2,609,000 for the nine months ending February 2003 compared to CDN$3,801,000 for the same period in fiscal year 2002. This represents a 31% decrease in Selling, General and Administrative expenses. The decrease is a result of continued conscious cost cutting measures in order to conserve cash. For the quarter ending February 2003, the expenses decreased to CDN$908,000 in 2003 from CDN$1,204,000 which represents a 25% decrease.

         RESEARCH AND DEVELOPMENT. Research and development costs have primarily consisted of amounts spent in maintaining the viability of the ZIM IDE software product as well as the development of the SMS based services. Research and development expenses, net of investment tax credits, totaled CDN$388,000 for the nine months ending February 2003 compared to CDN$3,114,000 for the same period in fiscal 2002. This represents an 88% decrease in expenditures. The decrease is attributable to the purchase of intellectual property for CDN $2,000,000 that occurred in June 2001. In addition, an investment tax credit of approximately CDN$290,000 was recorded in the nine months ending February 2003. For the nine months ending February 2003 and 2002 the research and development expenditures represented 21% and 121% of total revenues respectively.

         For the three months ending February 2003 and 2002, research and development expenses net of investment tax credits totaled CDN$160,000 and CDN$120,000 respectively. This increase of 33% is a result of recording an investment tax credit of CDN$399,000 in the three month period ending February 2002 thereby distorting the February 2002 quarter ending results. If you exclude the investment tax credit recorded in February 2003 and February 2002, expenses actually decreased 55% which is attributed to continued cost cutting measures in all areas of the company. In addition headcount in the research and development area is 25% lower than it was at this time last year. Research and development expenditures accounted for 29% and 15% of the total revenues for the quarters ending February 2003 and 2002 respectively.

         Research and development costs incurred during the period of January 1, 2002 through December 31, 2002 are not eligible for refundable tax credits.
It is estimated that this has negatively impacted results of operations and liquidity for this period by approximately CDN$600,000.

         NET INCOME. The Net Loss for the nine months ending February 2003 was CDN$1,643,000 compared to CDN$4,757,000 for the nine months ending February 2002. This represents a 65% improvement in the Net Loss. For the three months ending February 2003 the net loss was CDN$689,000 compared to CDN$639,000 for the three months ending February 2002. This represents an 8% increase in the net loss.

ZIM TECHNOLOGIES' OPERATING RESULTS FOR THE FISCAL YEARS ENDED MAY 31, 2002 AND 2001

ALL AMOUNTS SET FORTH IN THIS SECTION ARE STATED IN CANADIAN DOLLARS.

         TOTAL REVENUES. ZIM Technologies' revenues were CDN$3,206,000 in 2002, and CDN$1,572,000 in 2001. The increase in revenues for fiscal 2002 was due to the acquisition of ZTI do Brasil Ltda, an independent distributor of ZIM's products based in Brazil in August 2001. During fiscal 2001, ZIM Technologies had a distribution agreement in place with ZTI do Brasil Ltda who was their Brazilian distributor. According to this agreement, ZIM Technologies was paid a royalty fee in the amount of 30-40% of invoices issued. Up until July 31, 2001, this royalty revenue to ZIM Technologies was split between product and maintenance revenue, depending on what type of sale occurred. In August 2001, ZIM Technologies acquired ZTI do Brasil Ltda and it now accounts for 100% of its revenue in the consolidated statements.

         ZIM Technologies primarily derives its revenues from sales in North America and Brazil. The following table reflects sales by region for the two years ended May 31:

                                                            2002      2001
                                                            ----      ----
        Canada                                              8.2%      24.4%

        United States                                      14.3%      13.4%

        Brazil                                             51.3%      39.5%

        Denmark                                             2.6%       9.6%

        Other                                              23.6%      13.1%
                                                          -------    -------
                Total                                       100%       100%

         For the 2002 fiscal year, 48% of the total revenue was from the Brazilian subsidiary. Sales in Canada have declined over the year, as there is more competition in Canada for database products such as the ZIM IDE software.

         SOFTWARE LICENSE REVENUES. Software revenues primarily consist of revenues received from licensing the ZIM IDE software product. Software license revenues were CDN$1,534,000 in 2002, and CDN$999,000 2001. The increase of 54% in the license revenues during 2002 was due to the acquisition of the Brazilian distributor. During 2002 the software revenue attributed to ZIM's new Brazilian subsidiary was 41% of the total software revenue. Software license revenue accounted for 48% of total revenue for fiscal May 2002 and 64% for fiscal May 2001.

         MAINTENANCE AND CONSULTING REVENUES. Maintenance and consulting revenues primarily consist of fees earned from maintenance contracts on the ZIM IDE software product and consulting fees received from users of the ZIM IDE software product. Maintenance revenue was CDN$1,462,000 in 2002, and CDN$509,000 in fiscal 2001. The large increase for fiscal 2002 relates specifically to the acquisition of its' Brazilian distributor. As a result of this acquisition ZIM acquired approximately 300 new maintenance customers. Maintenance revenue accounted for 46% of total revenue for May 2002 and 32% for May 2001. Consulting revenue were CDN$210,000 in 2002, and CDN$64,000 in 2001. Consulting revenue increased 228% year over year. This increase is attributed in part to the acquisition of ZIM Technologies' Brazilian distributor. The Brazilian subsidiary accounted for approximately CDN$43,000 or 20% of the consulting revenue for fiscal 2002. The remaining increase occurred in the Canadian operations, and was a result of ZIM Technologies securing a CDN$80,000 consulting contract with one of its customers. Consulting revenue as a percentage of total revenue was 7% and 4% for May 2002 and May 2001 respectively.

ZIM TECHNOLOGIES' OPERATING EXPENSES

         SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses were CDN$5,319,000 in 2002, and CDN$5,062,000 in 2001, representing 166%, and 322% of total revenues in the respective years. Included in the 2001 expense is a non-cash compensation expense of CDN$1,340,000 which resulted from stock options granted to non-employees. The increase year over year was 5%, however if the compensation expense was excluded, there was a 43% increase year over year. This increase is attributed to growing our sales and marketing function. This accounted for approximately CDN$2,300,000 of which CDN$1,100,000 related to our Brazilian subsidiary that was acquired in August 2001. Expenses related to the proposed transaction between ZIM Technologies and ZIM Corporation increased approximately CDN$138,000 year over year. The expenses in the remaining areas of general and administration remained fairly even or some lower than previous years.

         RESEARCH AND DEVELOPMENT. Research and development costs have primarily consisted of amounts spent in maintaining the viability of the ZIM IDE software product as well as the development of the short messaging based services. Research and development expenses, net of investment tax credits, totaled CDN$3,685,000 in 2002 and CDN$653,000 in 2001, representing 115% and 42% of total revenues in the respective years. The increase during 2002 is attributed to the purchase of intellectual property for CDN $2,000,000 that was in the early stages of conceptual design. The intellectual property purchased was an earlier prototype version of the scenario server. Management concluded that this expenditure did not meet the criteria for deferral and amortization, and was therefore expensed in the period that it was incurred.

         Investment tax credits received were CDN$ 409,000 in 2002 and $0 for 2001. There was no claim filed for the February 2001 change of control tax return, as it was management's view that the majority of the expenses did not qualify as eligible research and development expenditures. Consistent with the increase in research and development expenses, the investment tax credits receivable increased to CDN $409,000 during fiscal 2002 from CDN $14,000 in fiscal 2001. The CDN$14,000 on the Balance Sheet at 2001 represented the balance of the 2000 claim that had yet to be collected.

         COST OF SOFTWARE REVENUES. Cost of software revenues consists primarily of costs associated with product media, documentation, packaging and royalties to third-party software vendors. Cost of software revenues was CDN$ 142,000 in 2002 and CDN$178,000 in 2001. Cost of software revenues as a percentage of total revenues was 4% in 2002 and 11% in 2001. The decrease in Cost of Software revenues was a result of the elimination of third party royalty costs.

NET INCOME

         The Net Loss for the year ended May 31, 2002 was CDN$6,337,000 compared to CDN$4,454,000 for the prior year period. This represents a 42% increase year over year.

LIQUIDITY AND CAPITAL RESOURCES

         During the three and nine months ended February 2003, ZIM Technologies primarily financed its operations with cash that had been loaned to ZIM Technologies from the holding company, 160879 Canada Inc. owned by the spouse of Dr. Cowpland.

         Net cash used by operating activities for the nine months ending February 2003 was CDN$1,273,000 compared to CDN$3,596,000 in the February 2002 period. For the three month period ending February 2003 the net cash used was CDN$336,000 compared to CDN$923,000 in the February 2002 period. The principal use of cash in each of these periods was to fund losses incurred during these periods.

         Net cash used by investment activities was CDN$27,000 and CDN$446,000 for the nine months ending February 2003 and February 2002 respectively. The main use of cash for investment activities was the purchase of fixed assets as well as the acquisition of our Brazilian distributor in August 2001. For the three months ending February 2003 and February 2002, the cash used by investment activities was CDN$19,000 and CDN$105,000 respectively. The use of this cash was the purchase of fixed assets.

         Net cash provided by financing activities was CDN$1,264,000 for the nine months ended February 2003 and, CDN$1,003,000 in February 2002. For the nine months ending February 2003, the cash provided from financing activities was via loans advanced to ZIM Technologies from the holding company, 160879 Canada Inc. owned by the spouse of Dr. Cowpland. However, for the nine months ending February 2002, the cash provided from financing activities was mainly from the issuance of shares. For the quarter ending February 2003 the cash provided from financing activities was CDN$401,000 and for the quarter ending February 2002 it was CDN$1,043,000. The source of cash for the three months ending February 2003 was the funds advanced to ZIM Technologies as described above, while during the three months ending February 2002, the cash from financing activities was from the issuance of shares.

         During the fiscal year ended May 31, 2002 ZIM Technologies primarily financed its operations through the private sale of shares that occurred during the 2001 fiscal year. In April 2002, Dr. Cowpland, a major shareholder loaned ZIM Technologies CDN$1,000,000 at 5% interest payable on demand. In addition in May 2002, a holding company 160879 Canada Inc. owned by the spouse of Dr. Cowpland loaned ZIM Technologies CDN$400,000 at 5% interest payable on demand.

         During the fiscal year ended May 31, 2001, ZIM Technologies primarily financed its operations through the private sale of shares. During the 2001 fiscal year, ZIM Technologies received CDN$2,636,000 from the sale of the shares as well as CDN$4,011,000 in share subscriptions which were subsequently issued during the 2002 fiscal year.

         Net cash used by operating activities was CDN$4,644,000 in 2002 and CDN$2,816,000 in 2001. The principal use of cash in each of these periods was to fund losses incurred during these periods.

         Net cash used by investment activities was CDN$566,000 in 2002, and CDN$159,000 in 2001. These amounts primarily reflected the purchase of property and equipment used to support ZIM Technologies' business. When the change of management occurred in late 2001, there were new individuals hired to fill vacant positions. As a result, additional infrastructure such as computers, printers and servers were acquired.

         Net cash provided by financing activities was CDN$2,391,000 in 2002 and CDN$6,385,000 in 2001. Net cash provided by operations during 2002 consisted of mainly proceeds from the issue of special shares, as well as a CDN$1,400,000 loan from related parties as described above. Net cash provided by operations in 2001 primarily consisted from proceeds from the sale of shares and the receipt of share subscription amounts.

         At February 2003, ZIM Technologies had cash and cash equivalents of approximately CDN$702,000. Subsequent to the February 2003 quarter end, ZIM Technologies collected the investment tax credit of CDN$151,000. ZIM Technologies' cash and cash equivalents have declined since that time due to continuing losses.

         ZIM Technologies' ability to continue as a going concern is subject to substantial uncertainty due to its continuing operating losses. ZIM Technologies' management team has devoted significant resources to the development of new mobile data software which management believes will provide substantial revenues in the future. Nevertheless, to date, significant sales have not been achieved.

         ZIM Technologies' current operating budget and financial plan project a positive cash flow from operations by the second quarter of fiscal 2004. However, in order to support day to day operations over the next twelve months, it is believed that it will be necessary for Dr. Cowpland and/or related parties to contribute additional funding of at least CDN$300,000. In the longer term, if ZIM Technologies is unable to achieve a positive cash flow from operations, it may not be able to continue its operations. With the exception of the CDN$3,200,000 demand loan that is reflected on ZIM Technologies' balance sheet, all other current liabilities have payment terms of 30-45 days. There are no material commitments other than the demand loan, and there are no anticipated material capital expenditures.

         At the present time, ZIM Technologies believes that it will be able to obtain the necessary financing from Dr. Cowpland and/or related parties. However, ZIM Technologies has not received any commitments from Dr. Cowpland and or related parties or any third party and there can be no assurance that any party will provide financing in an amount which is sufficient to permit ZIM Technologies to implement its business plan as currently envisioned. ZIM Technologies also believes that the reincorporation merger which became effective June 1, 2003 may facilitate its efforts to raise capital in the public markets if it is able to list its shares of stock on an exchange.

         CRITICAL ACCOUNTING POLICIES. The preparation of our financial statements in conformity with Canadian generally accepted accounting principles requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Our estimates, judgments and assumptions are continually evaluated based on available information and experience. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

         Certain of our accounting policies require higher degrees of judgment than others in their application. One such policy relates to revenue recognition. Our policy and related procedures for revenue recognition is summarized below.

         ZIM Technologies recognizes revenue in accordance with the provisions of Statement of Position 97-2, "Software Revenue Recognition," as amended by Statement of Position 98-9 "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions." ZIM Technologies earns revenue primarily from licensing the rights to its software products to end users and from sublicense fees from resellers. ZIM Technologies also generates revenue from consulting and maintenance. Revenues from software license agreements are recognized as revenue when all of the following criteria have been met: (i) a purchase order has been received; (ii) the software has been shipped; (iii) the fee is fixed and determinable; and (iv) collection of the resulting receivable is reasonably assured.

         At the time of the transaction, we assess whether the fee associated with our revenue transactions is fixed and determinable and whether or not collection is reasonably assured. We assess whether the fee is fixed and determinable based on the payment terms associated with the transaction. If a significant portion of a fee is due after our normal payment terms, which are 30 to 90 days from invoice date, we account for the fee as not being fixed and determinable. In these cases, we recognize revenue as the fees become due.

         We assess collection based on a number of factors, including past transaction history with the customer and the credit-worthiness of the customer. We do not request collateral from our customers. If we determine that collection of a fee is not reasonably assured, we defer the fee and recognize revenue at the time collection becomes reasonably assured, which is generally upon receipt of cash.

         For contracts with multiple obligations (e.g., deliverable and undeliverable products, support obligations, consulting services), we recognize revenue using the residual method. Under this method, the total fair value of the undelivered elements of the contract, as indicated by vendor specific objective evidence, is deferred and subsequently recognized in accordance with the provisions of SOP 97-2. The difference between the total contract fee and the amount deferred for the undelivered elements is recognized as revenue related to the delivered elements. Vendor specific objective evidence for support and consulting services is obtained from contracts where these elements have been sold separately. Where we cannot determine the fair value of all the obligations, the revenue is deferred until such time as it can be determined or the element is delivered.

         RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS. In December 2001, the CICA issued Handbook Section 3870, which establishes standards for recognition, measurement and disclosure of stock-based compensation and other stock-based payments made in exchange for goods and services provided by employees and non-employees. The standard requires that a fair value based method of accounting be applied to all stock-based payments to employee and to non-employee awards that are direct awards of stock, that call for settlement in cash or other assets or are stock appreciation rights that call for settlement by the issuance of equity instruments. For stock options granted to employees ZIM Technologies adopted the intrinsic value method of accounting whereby compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. The standard is effective for ZIM Technologies' fiscal year beginning June 1, 2002 for awards granted on or after that date.

         In July 2001, the FASB issued Statement No. 141 "Business Combinations" and Statement No. 142 "Goodwill and Intangible Assets." These statements are substantially consistent with CICA Sections 1581 and 3062 except that under US GAAP, any transitional impairment charge required under SFAS 142 is recognized in earnings as a cumulative effect of a change in accounting principle. Under Canadian GAAP, the cumulative adjustment resulting from the transitional impairment test is recognized in opening deficit.

         In accordance with CICA Section 3062 and SFAS 142, goodwill is not amortized but tested for impairment at least annually. The impairment test is carried out in two steps. In the first step the carrying amount of the reporting unit is compared with its fair value. When the fair value of the reporting unit exceeds its carrying amount, the goodwill of the reporting unit is considered not to be impaired and the second step of the impairment test is not necessary. The second step is carried out when the carrying amount of a reporting unit exceeds its fair value, in which case the implied fair value of the reporting unit's goodwill is compared with its carrying amount to measure the amount of the impairment loss, if any. The implied fair value of goodwill is determined in the same manner as the value of goodwill is determined in a business combination (that is, goodwill is the residual amount that results when the purchase price of an acquired business exceeds the sum of the amounts allocated to the identifiable tangible and intangible assets acquired, less liabilities assumed, based on their fair values), using the fair value of the reporting unit as if it was the purchase price. When the carrying amount of reporting unit goodwill exceeds the implied fair value of the goodwill, an impairment loss is recognized in an amount equal to the excess and is presented as a separate line item in the statement of operations.

         Zim Technologies has adopted Section 3062 effective June 1, 2002. As of the date of adoption, ZIM Technologies had unamortized goodwill of $459,127 which is no longer being amortized. ZIM Technologies determined as of the date of adoption that it has two reporting units -- ZIM Technologies International Inc. and Zim Technologies do Brasil Ltda. ZIM Technologies allocated assets (including goodwill) and liabilities to Zim Technologies do Brasil Ltda., and conducted the first step of the transitional goodwill impairment test as of the date of adoption. The fair value of the reporting unit was determined by estimating the present value of future cash flows. Based on this test, ZIM Technologies determined that goodwill of Zim Technologies do Brasil Ltda. was impaired as at the date of adoption; accordingly, a transitional goodwill impairment loss will need to be recognized in Zim Technologies do Brasil Ltda. ZIM Technologies must still perform the second step of the transitional impairment test but based on preliminary analysis, ZIM Technologies estimates that as a result of the adoption of Section 3062, goodwill will be reduced in the range of CDN$175,000 to CDN$300,000.

         In October 2001, FASB issued Statement No. 144 "Accounting for the Impairment or Disposal of Long-lived Assets," which retains the fundamental provisions of SFAS 121 for recognizing and measuring impairment losses of long-lived assets other than goodwill. Statement 144 also broadens the definition of discontinued operations to include all distinguishable components of an entity that will be eliminated from ongoing operations. This Statement is effective for ZIM Technologies' fiscal year commencing June 1, 2002, to be applied prospectively. ZIM Technologies expects the adoption of this standard will have no material impact on its financial position, results of operations or cash flows.

         In July 2002, FASB issued Statements No. 146 "Accounting for Costs Associated with Exit or Disposal Activities," which address financial accounting and reporting for costs associated with exit or disposal activities. SFAS 146 requires that a liability be recognized for those costs only when the liability is incurred and establishes fair value as the objective for initial measurement of liabilities related to exit or disposal activities. This Statement is effective for exit or disposal activities that are initiated after December 31, 2002.

                             DESCRIPTION OF PROPERTY

         ZIM Corporation's principal office is located in Ottawa, Ontario. ZIM Technologies leases an office suite of approximately 12,600 square feet. The lease is currently scheduled to expire in July, 2007. ZIM Corporation has a one time option to terminate the lease based on ZIM Corporation giving notice nine months prior to July 31, 2004.

         ZIM Corporation has an additional office located in Sao Paolo, Brazil. ZIM Corporation leases an office of approximately 1,000 square feet in this location. The lease is currently scheduled to expire in April 2004.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On November 10, 2000, ZIM Technologies entered into an agreement with ABK Capital Investments Ltd. to terminate certain royalty obligations under a software development and marketing agreement with ABK Capital Investments Ltd. ABK Capital Investments Ltd. was issued 1,550,000 common shares of ZIM Technologies in consideration of the termination of these obligations. These shares were valued at CDN$186,000 for the purposes of ZIM Technologies' financial statements. During the term of the software development and marketing agreement, royalties of CDN$14,880 were paid to ABK Capital Investments Ltd. On November 10, 2000 ABK Investments Ltd. was affiliated with ZIM Technologies as a consequence of it being a significant shareholder of ZIM. ABK Capital Investments Ltd. is controlled by Alan Batson, who was a principal shareholder of ZIM.

         The amount due to related party at May 31, 2000 was due to Mr. Blake Batson, the then controlling shareholder, was non-interest bearing and had no fixed terms of repayment. At May 31, 2000, the due to related party was subordinated up to CDN$500,000 in favor of the bank loan. The amount was repaid in fiscal 2001.

         In April 2001, ZIM Technologies engaged Cooper Consultants, Inc., an affiliate of Stuart D. Cooper, to provide consulting services to ZIM Technologies in connection with the acquisition of ZIM Technologies by Private Capital.

         In connection therewith, ZIM Technologies agreed to pay up to US$352,000 of Private Capital's expenses related to the transaction, with any excess to be retained by Cooper Consultants. To date, ZIM Technologies has paid US $277,000 and has agreed to pay US$75,000 upon the listing of ZIM Corporation's common shares on a national securities exchange selected by ZIM Corporation's board of directors. Additionally, Zim Corporation issued 184,000 shares of its common stock to Cooper Consultants for services rendered. We believe that this issuance of stock was exempt from regulation pursuant to
Section 4(2) of the Securities Act of 1933, as amended.

         Effective June 1, 2001, ZIM Technologies sold the 3,000 shares of its subsidiary, ZIM Technologies (B'Dos) Ltd. to Alan Batson Limited for the aggregate price of CDN$1.00. Alan Batson Limited is controlled by Alan Batson, who is the beneficial owner of 8% of ZIM's shares. His son, Blake Batson, is also a significant shareholder of ZIM Technologies.

         On June 1, 2001, ZIM Technologies acquired technology relating to the ZIM Scenario Server from Gerald Lalonde and Brane Vukelic, two employees of ZIM Technologies, for CDN$2,000,000, payable by the issuance of 2,000,000 shares.

         During the fiscal year ended May 31, 2001, ZIM Technologies borrowed funds from time to time from Blake Batson, during the period when he was the principal shareholder. The loans were made on a non-interest bearing basis and had no fixed terms of repayment. The largest outstanding balance during the year was CDN$527,000. ZIM Technologies repaid the loans prior to the end of the fiscal year.

         In 1998, ZIM Technologies entered into a lease agreement with ABK Investments Ltd., an affiliate of Blake Batson. The lease covered office space located in Bridgetown, Barbados. Lease payments during the fiscal years ended May 31, 2001, were CDN$101,000. The lease was terminated on May 31, 2001.

         Between February 6, 2001 and the date of this Prospectus, ZIM Technologies has issued options to Dr. Cowpland which entitled him to purchase up to 8,454,404 shares of ZIM Technologies common shares at prices ranging from CDN$0.50 to CDN$1.10 per share.

         In January 2002, Dr. Michael Cowpland, and other members of Dr. Cowpland's family, purchased 1,000,000 special shares of ZIM Technologies for a price of CDN$1,100,000.

         In April 2002, Dr. Michael Cowpland loaned CDN$1,000,000 to ZIM Technologies. The loan bears interest at 5% per annum and is repayable on demand.

         In May 2002, 160879 Canada, Inc., a corporation owned by the spouse of Dr. Michael Cowpland, loaned ZIM Technologies CDN$400,000. The loan bears interest at a rate of 5% per annum and is repayable on demand. In August 2002, 160879 Canada, Inc. further loaned ZIM Technologies an additional CDN$400,000. The loan bears interest at a rate of 5% per annum and is repayable on demand.

         In addition, on two separate occasions in November 2002, 160879 Canada, Inc. loaned ZIM Technologies a total of CDN$500,000. The loans bear interest at a rate of 5% per annum and are repayable on demand.

         On February 25, 2003 160879 Canada, Inc. loaned ZIM Technologies an additional CDN$400,000. The loan bears an interest rate of 5% per annum and is repayable on demand.

         In May 2003 160879 Canada, Inc. loaned ZIM Technologies an additional CDN$500,000. The loan bears an interest rate of 5% per annum and is repayable on demand.

                             EXECUTIVE COMPENSATION

         The table below provides detailed information on the compensation (in CDN$) of the Chief Executive Officer for services rendered for the three-year period ended on May 31, 2003. No executive officer received compensation in excess of US$100,000 for the fiscal year ended on May 31, 2004, 2003 and 2002.

                                            ANNUAL COMPENSATION         LONG-TERM COMPENSATION
                                                                 AWARDS                 PAYOUTS
                                                OTHER                                          ALL
                                               ANNUAL    SECURITIES    RESTRICTED              OTHER
                                              COMPENSA-    UNDER       SHARES OR      LTIP    COMPEN-
NAME AND PRINCIPAL      FISCAL  SALARY  BONUS  TION ($)  OPTIONS/SARS  RESTRICTED    PAYOUTS SATION($)
    OCCUPATION           YEAR    ($)     ($)               GRANTED     SHARE UNITS      ($)
Michael Cowpland         2004    --      --       --       1,441,072       --           --        --
Chief Executive Officer  2003    --      --       --              --       --           --        --
                         2002    --      --       --       1,208,332       --           --        --


          OPTIONS GRANTED OR EXERCISED DURING FISCAL 2004, 2003 and 2002


         The following table sets forth information regarding options granted to the Chief Executive Officer during the fiscal years ended May 31, 2004, 2003 and 2002.

                                     % OF TOTAL
                                       OPTIONS
                                     GRANTED TO   EXERCISE     MARKET
                         SECURITIES EMPLOYEES IN   PRICE       VALUE
                  FISCAL   UNDER      FINANCIAL  ($/COMMON   ($/COMMON
   NAME            YEAR    OPTION       YEAR       SHARE)    SHARE) (1)    EXPIRATION DATE
Michael Cowpland   2004  1,441,072         40%       1.10       1.10   1,441,072-- June 9,2006
                   2003         --         --          --         --   --
                   2002  1,208,332      29.09%       1.00       1.00   100,000 -- June 24, 2004
                                                                       135,000 -- July 26, 2004
                                                                       76,650 -- July 9, 2004
                                                     1.10       1.10   133,350 -- August 22, 2004
                                                                       193,333 -- September 17, 2004
                                                                       66,666 -- November 7, 2004
                                                                       66,667 -- October 1, 2004
                                                                       10,000 -- December 9, 2004
                                                                       263,333 -- January 1, 2005
                                                                       43,333 -- February 19, 2005
                                                                       120,000 -- April 30, 2005


(1) The market value of the shares equals the purchase price of the shares in the private placements immediately preceding the option grants.


                                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                                      AND FISCAL YEAR END OPTION VALUES


                                                  NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                        SHARES        VALUE      UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                       ACQUIRED    ON REALIZED   OPTIONS AT FY-END (#)        AT FY-END ($)(1)CDN$
          NAME         EXERCISE ($)    ($)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
Michael Cowpland   2004       --         --      1,441,072          --             --            --
                   2003`      --         --             --          --             --            --
                   2002       --         --      1,208,332          --         31,165            --

(1) The dollar value of each exercisable and unexercisable option was calculated by multiplying the number of shares of common stock underlying the option by the difference between the exercise price of the option and the fair value of the shares, as determined by ZIM Technologies' Board of Directors in the manner set forth in footnote (1) to the Options Granted or Exercised During Fiscal 2002 Table.

                                  LEGAL MATTERS

     The validity of the ZIM Corporation shares offered hereby have been passed upon by Brazeau Seller LLP, Ottawa, Canada.

                                     EXPERTS

     The consolidated financial statements of ZIM Technologies as of May 31, 2002 and 2001 included in this Prospectus have been audited by KPMG LLP, independent chartered accountants, as stated in their opinion, which has been rendered upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of ZIM Corporation at April 30, 2003 and January 31, 2003 included in this Prospectus have been audited by Kenneth A. Gill, chartered accountant, as stated in his opinion, which has been rendered upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         ZIM Corporation has filed this prospectus on Form SB-2 with the United States Securities and Exchange Commission to register certain of its common shares. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information that you can find in the registration statement and its exhibits.

         You may read and copy ZIM Corporation's registration statement, and any reports and other information which ZIM Corporation may file with the SEC at the SEC's public reference room in Washington, D.C. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

         The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants such as ZIM Corporation that file electronically with the Securities and Exchange Commission. The address of this website is http://www.sec.gov.

                                AUDITOR'S REPORT

                       TO THE DIRECTORS OF ZIM CORPORATION

(A DEVELOPMENT STAGE COMPANY)

I have audited the accompanying Consolidated Balance Sheets of ZIM CORPORATION (A DEVELOPMENT STAGE COMPANY) at April 30, 2003 and January 31, 2003 and the related consolidated statements of operations, cash flows and stockholder's equity (deficit) for the periods ended upon those dates. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with auditing standards generally accepted in Canada and the United States of America. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall balance sheet presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the consolidated financial statements, referred to above present fairly, in all material respects, the consolidated financial position of ZIM Corporation at April 30, 2003 and January 31, 2003 and the consolidated results of its operations, its cash flows and changes in stockholder's equity/(deficit) for the periods ended on those dates in accordance with Canadian generally accepted accounting principles.


                                 /s/ Kenneth A. Gill
                                                    Kenneth A. Gill
                                               Chartered Accountant
Ottawa, Canada,
June 12, 2003

                AUDITOR'S COMMENTS FOR US READER ON CANADA VERSUS
                       UNITED STATES REPORTING DIFFERENCE

In the United States reporting standards for auditors require an explanatory paragraph following the opinion paragraph when there is a going concern uncertainty as referred to in note 3 to the consolidated financial statements. My report to the directors dated June 12, 2003 is in accordance with Canadian reporting standards, which do not permit reference to such events and conditions in the auditor's report when these are adequately disclosed in the financial statements.

                                 /s/ Kenneth A. Gill
                                                    Kenneth A. Gill
                                               Chartered Accountant

Ottawa, Canada.
June 12, 2003

                                 ZIM CORPORATION
                                 ---------------
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                    AS AT APRIL 30, 2003 AND JANUARY 31, 2003
                         (EXPRESSED IN CANADIAN DOLLARS)



                                   APRIL 30                  JANUARY 31
                                       2003                        2003
ASSETS                           --------------------------------------

Cash                              $      1                   $     1
                                 --------------------------------------

                                  $      1                   $     1
                                 =======================================


LIABILITIES
Account payable                   $  1,500                   $ 1,500
Accrued liabilities                220,951
                                 ---------------------------------------
                                   222,451                     1,500
                                 ---------------------------------------

STOCKHOLDER'S EQUITY
CAPITAL - (note 4)                       1                         1
DEFICIT                           (222,451)                   (1,500)
                                 ---------------------------------------

                                  (222,450)                   (1,499)
                                 ---------------------------------------

                                  $      1                   $     1
                                 =======================================

                                 ZIM CORPORATION
                                 ---------------
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
      FOR THE THREE AND SIX MONTHS ENDED APRIL 30, 2003 AND THE PERIOD FROM
                 OCTOBER 17, 2002 (INCEPTION) TO APRIL 30, 2003
                         (EXPRESSED IN CANADIAN DOLLARS)


                                                                THREE MONTHS                     SIX        CUMULATIVE FROM
                                                                       ENDED            MONTHS ENDED       OCTOBER 17, 2002
                                                                   APRIL 30,                   APRIL         (INCEPTION) TO
                                                                        2003                30, 2003         APRIL 30, 2003
                                                      ----------------------------------------------------------------------

                                                                    $      -                $      -               $      -
         Revenue

         Expenses                                                    220,951                 222,451                222,451
                                                       ---------------------------------------------------------------------
         Net loss for period                                         220,951                 222,451                222,451
         Deficit beginning of period                                   1 500                       -                      -
                                                      ----------------------------------------------------------------------
         Deficit end of period                                      $222,451                $222,451               $222,451
                                                      ======================================================================


                                 ZIM CORPORATION
                                 ---------------
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
      FOR THE THREE AND SIX MONTHS ENDED APRIL 30, 2003 AND THE PERIOD FROM
                 OCTOBER 17, 2002 (INCEPTION) TO APRIL 30, 2003
                         (EXPRESSED IN CANADIAN DOLLARS)


                                                                                               SIX
                                                                 THREE MONTHS               MONTHS                     CUMULATIVE
                                                                        ENDED                ENDED          FROM OCTOBER 17, 2002
                                                               APRIL 30, 2003       APRIL 30, 2003  (INCEPTION) TO APRIL 30, 2003
                                                      ---------------------------------------------------------------------------
         CASH FLOWS FROM OPERATING ACTIVITIES

         Net loss for period                                        $(220,951)            $(222,451)                   $(222,451)

         Increase in current liabilities                              220,951               222,451                      222,451
                                                      ---------------------------------------------------------------------------

         Cash used in operating activities                                  -                     -                            -

         CASH FLOWS FROM FINANCING ACTIVITIES
         Proceeds from issuance of common stock                             -                     1                            1
                                                      ---------------------------------------------------------------------------

         Increase in cash in period                                         -                     1                            1
         Cash beginning of period                                           1                     -                            -
                                                      ---------------------------------------------------------------------------

         CASH END OF PERIOD                                         $       1             $       1                    $       1
                                                      ===========================================================================



                                 ZIM CORPORATION
                                 ---------------
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)
                              AS AT APRIL 30, 2003
                         (EXPRESSED IN CANADIAN DOLLARS)

                                                SHARE CAPITAL            DEFICIT       TOTAL SHAREHOLDER'S
                                                                                          EQUITY/(DEFICIT)
                                              -------------------------------------------------------------

BALANCE ON INCORPORATION                                 $  -          $       -               $        -

One Common Share issued                                     1                  -                        1
                                                                          (1,500)                  (1,500)
Net loss October 17, 2002

                                              -------------------------------------------------------------

BALANCE OCTOBER 17, 2002                                    1             (1,500)                  (1,499)

Net loss 14 days to                                                             -                        -
   October 31, 2002
                                              -------------------------------------------------------------

BALANCE OCTOBER 31, 2002                                    1             (1,500)                  (1,499)

Transactions for the period
October 31, 2002 to April 30, 2003                                      (220,951)                (220,951)

                                              -------------------------------------------------------------
BALANCE APRIL 30, 2003                                   $  1          $(222,451)              $ (222,450)
                                              =============================================================


                                 ZIM CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.       BASIS OF PRESENTATION

         The Company was incorporated in Canada under the Canada Business Corporations Act on October 17, 2002. The Company intends to act as a vehicle to facilitate the stock exchange listing of ZIM Technologies International Inc. As of April 30, 2003, operations have not commenced. Accordingly, the Company is considered to be in the development stage and the accompanying financial statements represent those of a development stage enterprise.

         The consolidated balance sheet includes the accounts of the wholly owned subsidiary, PCI-ZTI, Canada Inc., which was incorporated on September 17, 2002, was inactive and had neither assets nor liabilities at October 17, 2002.

2.       SUBSEQUENT EVENT

         On June 1, 2003, the Registrant, a corporation governed by the Canada Business Corporations Act, consummated the merger (the "Merger") of Private Capital Investors, Inc., a Florida corporation ("Private Capital"), with and into PCI Merge, Inc., a Florida corporation and a wholly owned subsidiary of the Registrant (PCI Merge), with PCI Merge as the surviving entity. The Registrant also consummated on June 1, 2003 the amalgamation (the "Amalgamation") of ZIM Technologies International, Inc, a corporation governed by the Canada Business Corporations Act (ZIM Technologies) with PCI-ZTI Canada, Inc., a corporation governed by the Canada Business Corporations Act and a wholly owned subsidiary of the Registrant (PCI-ZTI), with PCI-ZTI as the surviving entity. As a result of the Merger and the Amalgamation, both Private Capital and ZIM Technologies became wholly owned subsidiaries of the Registrant.

         In the Merger, each outstanding share of common stock, par value $.001, of Private Capital was converted into a share of the Registrant.

         In the Amalgamation, each outstanding share of common stock, no par value, of ZIM Technologies was converted into a share of the Registrant. Effective June 1, 2003, PCI-ZTI changed its corporate name to ZIM Technologies.

         The Registrant filed a Registration Statement on Form S-4 under the Securities Act of 1933 (No. 333-100920), declared effective April 14, 2003 (the "Registration Statement"), registering the shares of the Registrant issued in both the Merger and the Amalgamation. The Registration Statement included a proxy statement for Private Capital in its solicitation of proxies to approve the Merger, and a proxy statement for ZIM Technologies in its solicitation of proxies to approve the Amalgamation.

         The Registrant's shares were registered pursuant to Section 12(b) of the Exchange Act. Pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934 (the "Exchange Act"), the Registrant is a successor to Private Capital and the Registrant's common shares are deemed to be registered under Section 12(b) of the Exchange Act.

         At a special meeting of the shareholders of Private Capital held on May 6, 2003, holders of a majority of the outstanding shares of Private Capital approved the merger of Private Capital with and into PCI Merge. At a special meeting of the shareholders of ZIM Technologies held on May 13, 2003, holders of a majority of the outstanding shares of ZIM Technologies approved the amalgamation of ZIM Technologies and PCI-ZTI. At a special meeting of the shareholders of the Registrant held on May 6, 2003, holders of a majority of the outstanding shares of the Registrant approved both the Merger and the Amalgamation.

         With the completion of the transaction the pro forma consolidated balance sheet of the Company will produce assets of approximately $2.17 million, liabilities of approximately $4.1 million and a stockholders' deficit of approximately $1.93 million.

3.       GOING CONCERN CONSIDERATIONS

         The consolidated financial statements have been prepared on a going concern basis, which presumes that the Company will continue in operation for a reasonable period of time and will be able realize its assets and discharge its liabilities in the normal course of operation. The Company has generated no revenues to date and has an accumulated deficit as of $222,451 as of April 30, 2003. The Company's ability to continue as a going concern is therefore uncertain and dependent upon achieving profitable operations and obtaining an appropriate level of financing.

         The consolidated financial statements do not include adjustments that might be required if the assets are not realized and the liabilities settled in the normal course of operations.

4.       CAPITAL

                                   AUTHORIZED

         An unlimited number of common and special shares without par value.

         The special shares are non-voting and are entitled to dividends at the discretion of the Directors, pro-rata with amount paid on the Common Shares and they are convertible at the holders' option to Common Shares and automatically at the earlier of June 1, 2004 and the date five days following the issuance of a prospectus.

                                           APRIL 30                 JANUARY 31
                                               2003                       2003
                                           --------                 ----------
         ISSUED

         1 Common Share - issued for cash
         on incorporation                        $1                         $1
                                           ===================================

5.       COMPARATIVE FIGURES

         There are no comparative figures for the three and six months ended April 30, 2002 as the Company was not incorporated until October 17, 2002.

                      Consolidated Financial Statements of

                      ZIM TECHNOLOGIES
                      INTERNATIONAL INC.

                      Two years ended May 31, 2002

AUDITORS' REPORT TO THE DIRECTORS

We have audited the consolidated balance sheets of ZIM Technologies International Inc. as at May 31, 2002 and 2001 and the consolidated statements of operations, shareholders' equity (deficiency) and cash flows for each of the years in the two-year period ended May 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Canada and the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at May 31, 2002 and 2001 and the results of its operations and its cash flows for each of the years in the two-year period ended May 31, 2002 in accordance with Canadian generally accepted accounting principles.

Chartered Accountants

Ottawa, Canada
October 8, 2002, except for Note 17 which is as of June 1, 2003

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA - U.S. REPORTING DIFFERENCE

In the United States of America, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 1(a) to the financial statements. Our report to the directors dated October 8, 2002, except for Note 17 which is as of June 1, 2003 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditor's report when these are adequately disclosed in the financial statements.

Ottawa, Canada
October 8, 2002, except for Note 17 which is as of June 1, 2003




ZIM TECHNOLOGIES INTERNATIONAL INC.
Consolidated Balance Sheets

May 31, 2002 and 2001
(Expressed in Canadian dollars)

---------------------------------------------------------------------------------------------------------------
                                                                                         2002             2001
---------------------------------------------------------------------------------------------------------------

Assets
Current assets:
     Cash and cash equivalents                                                  $     716,468    $   3,529,068
     Accounts receivable (note 3)                                                     271,053          314,743
     Investment tax credits receivable                                                409,104           13,557
     Prepaid expenses                                                                  48,398           44,858
---------------------------------------------------------------------------------------------------------------
                                                                                    1,445,023        3,902,226

Property and equipment (note 4)                                                       644,544          421,255

Customer list, net of accumulated amortization
   of $32,750 (2001 - $Nil)                                                            61,850               -

Goodwill                                                                              459,127               -

---------------------------------------------------------------------------------------------------------------
                                                                                $   2,610,544    $   4,323,481
---------------------------------------------------------------------------------------------------------------

Liabilities and Shareholders' Equity (Deficiency)

Current liabilities:
     Bank loan (note 5)                                                         $          -     $      63,332
     Accounts payable                                                                 175,991          271,242
     Accrued liabilities (note 6)                                                     550,957          488,673
     Deferred revenue                                                                 505,482          409,394
     Current portion of capital lease obligations (note 7)                             51,919           46,806
     Due to related parties (note 8)                                                1,400,000               -
---------------------------------------------------------------------------------------------------------------
                                                                                    2,684,349        1,279,447

Capital lease obligations (note 7)                                                     17,375           69,294

Shareholders' equity (deficiency)                                                     (91,180)       2,974,740

Future operations (note 1(a))
Commitments and contingencies (note 15)
Subsequent events (note 17)

---------------------------------------------------------------------------------------------------------------
                                                                                $   2,610,544    $   4,323,481
---------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.




ZIM TECHNOLOGIES INTERNATIONAL INC.
Consolidated Statements of Earnings

                     Two years ended May 31, 2002 and 2001
                        (Expressed in Canadian dollars)

---------------------------------------------------------------------------------------------------------------
                                                                                     2002                 2001
---------------------------------------------------------------------------------------------------------------
Revenues:
     Software                                                            $      1,534,310     $        999,429
     Maintenance                                                                1,462,213              508,693
     Consulting                                                                   209,541               63,970
---------------------------------------------------------------------------------------------------------------
                                                                                3,206,064            1,572,092

Costs and expenses (income):
     Selling, general and administrative (note 9)                               5,319,463            5,062,395
     Research and development, net of investment
       tax credits of $409,104 (2001 - $Nil) (note 9)                           3,684,878              653,229
     Depreciation of property and equipment                                       265,191              198,552
     Amortization of customer list                                                 32,750                   -
     Cost of software revenues                                                    142,021              177,520
     Interest                                                                      33,996               61,741
     Foreign exchange gain                                                        (18,812)             (26,891)
     Other                                                                         (2,305)            (100,797)
---------------------------------------------------------------------------------------------------------------
                                                                                9,457,182            6,025,749

---------------------------------------------------------------------------------------------------------------
Net loss before income taxes                                                   (6,251,118)          (4,453,657)

Income taxes (note 11)                                                             85,666                   -

---------------------------------------------------------------------------------------------------------------
Net loss                                                                 $     (6,336,784)    $     (4,453,657)
---------------------------------------------------------------------------------------------------------------

Loss per share - basic and fully diluted (note 12)                       $         (0.19)     $         (0.31)
---------------------------------------------------------------------------------------------------------------

Weighted average number of shares outstanding                                  33,205,025           14,497,588
---------------------------------------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.


ZIM TECHNOLOGIES INTERNATIONAL INC.
Consolidated Statements of Shareholders Equity (Deficiency)

Two years ended May 31, 2002 and 2001
(Expressed in Canadian dollars)

----------------------------------------------------------------------------------------------------------------------------
                                                                                Foreign                         Total
                                       Share         Share                      currency                    shareholders'
                                     capital     subscriptions  Contributed   translation                       equity
                                     (note 9)      received       surplus      adjustment      Deficit      (deficiency)
----------------------------------------------------------------------------------------------------------------------------

Balance, May 31, 2000           $  1,296,572    $          -    $          -      $     -    $  (2,551,956)    $ (1,255,384)

Shares issued                      3,334,448               -               -            -                -        3,334,448

Share subscriptions received               -       4,010,500               -            -                -        4,010,500

Shares redeemed                         (850)              -               -            -             (150)          (1,000)

Stock options issued to
  non-employees (note 9(c))                -               -       1,339,833            -                -        1,339,833

Net loss for the year                      -               -               -            -       (4,453,657)      (4,453,657)

----------------------------------------------------------------------------------------------------------------------------

Balance, May 31, 2001              4,630,170       4,010,500       1,339,833            -       (7,005,763)       2,974,740

Shares issued                      7,111,550      (4,010,500)              -            -                -        3,101,050

Stock options issued to
  non-employees (note 9(c))                -               -         163,324            -                -          163,324

Currency translation                       -               -               -        6,490                -            6,490

Net loss for the year                      -               -               -            -       (6,336,784)      (6,336,784)

----------------------------------------------------------------------------------------------------------------------------

Balance, May 31, 2002           $ 11,741,720    $          -    $  1,503,157      $ 6,490    $ (13,342,547)    $    (91,180)
----------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.



ZIM TECHNOLOGIES INTERNATIONAL INC.
Consolidated Statements of Cash Flows

Two years ended May 31, 2002 and 2001
(Expressed in Canadian dollars)

---------------------------------------------------------------------------------------------------------------
                                                                                     2002                 2001
---------------------------------------------------------------------------------------------------------------

Cash flows from operating activities:

     Net loss                                                            $     (6,336,784)    $     (4,453,657)
     Items not involving cash:
         Provision for losses on accounts receivable                              (89,817)            (154,361)
         Depreciation of property and equipment                                   265,191              198,552
         Amortization of customer list                                             32,750                   -
         Compensation expense (note 9(c))                                         163,324            1,339,833
         Common shares issued for acquired technology                           2,000,000                   -
         Gain on disposal of Zim Technologies (B'Dos) Ltd.                         (2,017)                  -
         Loss on disposal of property and equipment                                13,598                   -
         Common shares issued for future royalty stream
           (note 9(b))                                                                 -               186,000
         Common shares issued for services                                             -                53,000
     Change in non-cash operating working capital (note 13)                      (690,193)              14,728
---------------------------------------------------------------------------------------------------------------
                                                                               (4,643,948)          (2,815,905)
Cash flows from investing activities:
     Purchase of property and equipment                                          (473,960)            (158,859)
     Acquisition of Zim Technologies do Brasil Ltda.,
       net of cash                                                                (88,708)                  -
     Disposition of Zim Technologies (B'Dos) Ltd.                                  (3,386)                  -
---------------------------------------------------------------------------------------------------------------
                                                                                 (566,054)            (158,859)
Cash flows from financing activities:
     Net proceeds from (repayment of) bank loans                                  (63,332)            (183,334)
     Repayment of capital lease obligations                                       (46,806)             (40,351)
     Net proceeds from (repayment of) due to related party                      1,400,000              (36,931)
     Issue of common shares                                                         1,050            2,635,825
     Issue of special shares                                                    1,100,000                   -
     Share subscriptions received                                                      -             4,010,500
     Redemption of common shares                                                       -                (1,000)
---------------------------------------------------------------------------------------------------------------
                                                                                2,390,912            6,384,709
Effects of exchange rates on cash and cash equivalents                              6,490                   -
---------------------------------------------------------------------------------------------------------------
Increase (decrease) in cash and cash equivalents                               (2,812,600)           3,409,945

Cash and cash equivalents, beginning of year                                    3,529,068              119,123
---------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of year                                   $        716,468     $      3,529,068
---------------------------------------------------------------------------------------------------------------
Supplemental cash flow disclosure:
     Interest paid                                                       $         26,050     $         41,742
---------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.


ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Consolidated Financial Statements

Two years ended May 31, 2002 and 2001
(Expressed in Canadian dollars)

--------------------------------------------------------------------------------


     ZIM Technologies International Inc. (the "Company") was incorporated under the Canada Business Corporations Act on November 13, 1997 to provide enterprise-class software and tools for designing, developing and manipulating database systems and applications. The Company has built upon its core database technology to create an innovative solution to provide wireless data services and systems that enable people to engage in remote or mobile decision-making based on real-time interactive data communications and transactions.

1.   SIGNIFICANT ACCOUNTING POLICIES:

     (a) Future operations:

         These financial statements have been prepared on the basis of accounting principles applicable to a going concern which assumes that the Company will realize the carrying value of its assets and satisfy its obligations as they become due in the normal course of operations. At May 31, 2002, the Company has negative working capital of $1,239,326, has incurred a loss of $6,336,784 for the year then ended and has had losses during the last five years. In addition, the Company generated negative cash flow from operations of $4,643,948 for the year ended May 31, 2002 and has generated negative cash flows during the last 5 years. The Company has accumulated losses of $13,342,547 as of May 31, 2002 and a deficiency in shareholders' equity of $91,180.

         The Company's management team has focused the direction of the Company from a mature database and application development technology player to a provider of interactive mobile messaging for enterprise database systems. To establish the interactive mobile messaging, the Company needs to complete the development of the software which will require substantial funds in the short-term.

         All of the factors above raise substantial doubt about the Company's ability to continue as a going concern. Management's plans to address these issues include continuing to raise capital through the private placement of equity, obtaining additional advances from related parties and, if necessary, renegotiating the repayment terms of accounts payable and accrued liabilities. The Company's ability to continue as a going concern is subject to management's ability to successfully implement the above plans. Failure to implement these plans could have a material adverse effect on the Company's position and/or results of operations and may necessitate a reduction in operating activities. The consolidated financial statements do not include adjustments that may be required if the assets are not realized and the liabilities settled in the normal course of operations.

         In the longer term, the Company has to generate the level of sales which would result in cash self sufficiency and it may need to continue to raise capital by selling additional equity or by obtaining credit facilities. The Company's future capital requirements will depend on many factors, including, but not limited to, the market acceptance of its software, the level of its promotional activities and advertising required to support its software. No assurance can be given that any such additional funding will be available or that, if available, it can be obtained on terms favourable to the Company.

ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Consolidated Financial Statements, page 2

Two years ended May 31, 2002 and 2001
(Expressed in Canadian dollars)

-------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     (b) Principles of consolidation:

         The consolidated financial statements for the period ended May 31, 2002 include the financial statements of ZIM Technologies International Inc. and its wholly-owned subsidiary, Zim Technologies do Brasil Ltda. from the date of acquisition on August 1, 2001. The consolidated financial statements for the years ended May 31, 2001 and 2000 include the financial statements of ZIM Technologies International Inc. and its wholly-owned subsidiary, Zim Technologies (B'Dos) Inc.

     (c) Cash equivalents:

         The Company considers cash equivalents to be highly liquid investments with original maturities of three months or less.

     (d) Property and equipment:

         Property and equipment is recorded at cost. Property under capital leases is initially recorded at the present value of minimum lease payments at the inception of the lease. Depreciation is provided over the estimated useful lives of the underlying assets on a straight-line basis using the following annual rates:

         ----------------------------------------------------------------------
         Asset                                           Rate
         ----------------------------------------------------------------------

         Computer equipment                      3 to 5 years
         Software                                2 to 5 years
         Office furniture and equipment         5 to 10 years
         Voice communications equipment                1 year
         Automobiles                                  5 years
         Leasehold improvements                       5 years
         ----------------------------------------------------------------------


     (e) Leases:

         Leases are classified as either capital or operating in nature. Capital leases are those which substantially transfer the benefits and risks of ownership to the Company. Assets acquired under capital leases are depreciated at the same rates as those described in note 1(d). Obligations recorded under capital leases are reduced by the principal portion of lease payments. The imputed interest portion of lease payments is charged to expense.

     (f) Customer list:

         Customer list represent the fair value of expected future maintenance contracts that will be earned from software licenses in place at Zim Technologies do Brasil Ltda. as at August 1, 2001. The customer list is being amortized based on the estimated rate of customer attrition which has been assumed to be 40% in the first year, 50% of the then residual in the second and third years and 100% of the remaining balance in the fourth year.

ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Consolidated Financial Statements, page 3

Two years ended May 31, 2002 and 2001
(Expressed in Canadian dollars)

-------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     (f) Customer list (continued):

         Aggregate amortization expense for each of the next three years is estimated to be: 2003 - $30,550; 2004 - $16,300; and 2005 - $15,000.

     (g) Revenue recognition:

         The Company recognizes software revenue in accordance with Statement of Position (SOP) 97-2, Software Revenue Recognition and SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions, issued by the American Institute of Certified Public Accountants. The Company earns revenue primarily from licensing the rights to its software products to end users and from sublicense fees from resellers. The Company also generates revenue from consulting and maintenance.

         Direct channels

         Revenues from perpetual software license agreements are recognized as revenue when all of the following criteria have been met: (i) persuasive evidence of an arrangement exist, which in the company's case is evidenced when a purchase order has been received; (ii) delivery has occurred which for the company is evidenced by the software being shipped; (iii) the fee is fixed and determinable; and
         (iv) collection of the resulting receivable is reasonably assured.

         At the time of the transaction, management assesses whether the fee associated with its revenue transactions is fixed and determinable and whether or not collection is reasonably assured. Management assesses whether the fee is fixed and determinable based on the payment terms associated with the transaction. If a significant portion of a fee is due outside of the Company's normal payment terms of 30 to 90 days from invoice date, which happens from time to time in Brazil, the fee is accounted for as not being fixed and determinable. In these cases, revenue is recognized as the fees become due. Management assesses collectibility by reviewing the credit history of repeat customers and performing credit checks on new customers.

         Maintenance contracts, which are generally one year in length, entitle the customer to telephone support, bug fixing and the right to receive preferential pricing for software updates when-and-if available. Revenue from maintenance contracts, including product support included in initial license fees, is recognized ratably over the annual contract period. Billings from maintenance contracts is excess of revenue earned are recorded as deferred revenue.

         Consulting revenue, which represents services provided on a per diem basis to customers, is recognized as the services are performed as there are no customer acceptance provisions involved in these types of arrangements.

ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Consolidated Financial Statements, page 4

Two years ended May 31, 2002 and 2001
(Expressed in Canadian dollars)

-------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     (g) Revenue recognition (continued):

         For contracts with multiple obligations (e.g., deliverable and undeliverable products, support obligations, consulting services), the Company recognizes revenue using the residual method. Under this method, the total fair value of the undelivered elements of the contract, as indicated by vendor specific objective evidence, is deferred and subsequently recognized in accordance with the provisions of SOP 97-2. The difference between the total contract fee and the amount deferred for the undelivered elements is recognized as revenue related to the delivered elements. Vendor specific objective evidence for support and consulting services is obtained from contracts where these elements have been sold separately. Where the Company cannot determine the fair value of all the obligations, the revenue is deferred until such time as it can be determined or the element is delivered.

         For contracts that include both software and consulting services, the consulting services are very short term in nature. As a result, the Company recognizes revenues for the software and consulting services once the services have been performed.

         Indirect channels

         In addition to selling directly to customers, the Company sells to value-added resellers. These arrangements usually involve multiple elements including post-contract customer support to be provided by the Company and do not provide for any rights of return or price protection. Revenues from sales to resellers are recognized on shipment if all contractual obligations have been satisfied. Revenue from software sales is allocated to each element based on vendor specific objective evidence of relative fair values generally representing the prices charged when the element is sold separately with any discount allocated to the delivered elements. Revenue attributed to undelivered elements is deferred and recognized upon performance or ratably over the contract period.

         Revenues earned from and expenses incurred in non-monetary transactions where the Company sells its software in exchange for advertising are recognized at the fair value of the advertising received if the fair value is reasonably determinable based on the Company's own historical practice of receiving monetary consideration. A period of not more than six months prior is used to determine whether such monetary historical practice exists. In instances where the fair value of the advertising received is not determinable, the transaction is recorded based on the carrying amount of the software surrendered, which is likely zero. In accordance with this policy, nothing has been recognized in the financial statements for the two years ended May 31, 2002.

ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Consolidated Financial Statements, page 5

Two years ended May 31, 2002 and 2001
(Expressed in Canadian dollars)

-------------------------------------------------------------------------------
1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     (h) Research and development:

         Software development costs are expensed as incurred unless they meet the following generally accepted accounting criteria for deferral and amortization: (a) the product or process is clearly defined and the costs attributable thereto can be identified; (b) the technical feasibility of the product or process has been established; (c) the management of the enterprise has indicated its intention to produce and market, or use, the product or process; (d) the future market for the product or process is clearly defined or, if it is to be used internally rather than sold, its usefulness to the enterprise has been established; and (e) adequate resources exist, or are expected to be available, to complete the project. Software development costs incurred prior to the establishment of technological feasibility do not meet these criteria and are expensed as incurred. Research costs are expensed as incurred. No software development costs incurred to date meet the criteria for deferral and amortization.

     (i) Advertising:

         Advertising costs are expensed as incurred. Advertising costs amounted to $11,492 for the year ended May 31, 2002 (May 31, 2001 - $19,973).

     (j) Investment tax credits:

         Investment tax credits are accounted for using the cost reduction approach whereby they are recorded as a reduction of the related expense or the cost of the assets acquired when there is reasonable assurance that they will be realized.

     (k) Government assistance:

         Government assistance is recorded as a reduction of the related expense or the cost of the assets acquired. Government assistance is recorded in the accounts when reasonable assurance exists that the Company has complied with the terms and conditions of the approved grant program.

     (l) Foreign currency translation:

         The accounts of the Company's self-sustaining foreign operations are translated into Canadian dollars using the current rate method. Assets and liabilities are translated at rates of exchange at the balance sheet date and revenue and expenses are translated at average exchange rates. Gains and losses arising from the translation of financial statements of foreign operations are deferred and included as a separate component of shareholders' equity (deficiency).

         Monetary assets and liabilities of the Company's integrated foreign operation are translated into Canadian dollars at exchange rates in effect as at the balance sheet date. Non-monetary assets and liabilities are translated at historic exchange rates and revenues and expenses are translated at average exchange rates prevailing during the period. Exchange gains and losses are reflected in the consolidated statement of operations.

ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Consolidated Financial Statements, page 6

Two years ended May 31, 2002 and 2001
(Expressed in Canadian dollars)

-------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     (m) Income taxes:

         Income taxes are accounted for under the asset and liability method. Future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. When necessary, a valuation allowance is recorded to reduce tax assets to an amount for which realization is more likely than not. The effect of changes in tax rates is recognized in the period in which the rate change occurs.

     (n) Use of estimates:

         The preparation of financial statements requires management to make estimates and assumptions that affect reported amounts and disclosures in these financial statements. Actual results could differ from those estimates. Significant management estimates include assumptions used in estimating investment tax credits receivable. Receipt of these credits is dependent on Canada Customs and Revenue Agency's review and acceptance of the eligibility of expenditures. In addition, significant management estimates were involved in determining the fair value of Zim Technologies do Brasil Ltda.'s customer list.

     (o) Changes in accounting policy:

         Earnings per share:

         Basic earnings per share are computed by dividing net earnings by the weighted average shares outstanding during the reporting period.

         As a result of the new Canadian Institute of Chartered Accountants
         (CICA) Handbook Section 3500 "Earnings per share," the Company is required to retroactively use the treasury stock method for calculating diluted earnings per share. Under the treasury stock method, diluted earnings per share are computed similar to basic earnings per share except that the weighted average shares outstanding are increased to include additional shares from the assumed exercise of stock options, if dilutive. The number of additional shares is calculated by assuming that outstanding stock options were exercised and that the proceeds were used to acquire shares of common stock at the average market price during the reporting period. Previously reported diluted earnings per share have been restated to reflect this change.

         Business combinations and goodwill:

         In September 2001, the CICA issued Handbook Sections 1581 "Business Combinations" and 3062 "Goodwill and Other Intangible Assets." The new standards mandate the purchase method of accounting for business combinations and require that goodwill no longer be amortized but tested for impairment at least annually. The new standards are substantially consistent with US GAAP.

ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Consolidated Financial Statements, page 7

Two years ended May 31, 2002 and 2001
(Expressed in Canadian dollars)

-------------------------------------------------------------------------------
1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     (o) Changes in accounting policy (continued):

         Effective July 1, 2001 and for the remainder of the fiscal year, goodwill acquired in business combinations completed after June 30, 2001 was not amortized. In addition, the criteria for recognition of intangible assets apart from goodwill has been applied to business combinations after June 30, 2001.

         In connection with Section 3062's transitional goodwill impairment evaluation, the Company is required to assess whether goodwill is impaired as of June 1, 2002. The Company has up to six months to determine the fair value of its reporting units and compare that to the carrying amounts of the reporting units. To the extent a reporting unit's carrying amount exceeds its fair value, the Company must perform a second step to measure the amount of the impairment in a manner similar to a purchase price allocation. This second step is to be completed no later than May 31, 2003. Any transitional impairment will be recognized as an effect of a change in accounting principle and will be charged to opening deficit as of June 1, 2002.

         As of May 31, 2002, the Company has unamortized goodwill of $459,127 which is subject to the transitional provisions of Section 3062. Goodwill was not amortized during the period ended May 31, 2002. Because of the extensive effort required to comply with the remaining provisions of Section 3062, the Company has not estimated the impact of these provisions on its financial statements.

         Stock based compensation:

         In December, 2001, the CICA issued Handbook Section 3870, which establishes standards for recognition, measurement and disclosure of stock-based compensation and other stock-based payments made in exchange for goods and services provided by employees and non-employees. The standard requires that a fair value based method of accounting be applied to all stock-based payments to non-employees and to employee awards that are direct awards of stock, that call for settlement in cash or other assets or are stock appreciation rights that call for settlement by the issuance of equity instruments. For stock options granted to employees, the Company will adopt the intrinsic value method of accounting whereby compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. The standard is effective for the Company's fiscal year beginning June 1, 2002 for awards granted on or after that date.

ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Consolidated Financial Statements, page 8

Two years ended May 31, 2002 and 2001
(Expressed in Canadian dollars)

-------------------------------------------------------------------------------

2.   ACQUISITION AND DISPOSAL:

     (a) Acquisition of ZTI do Brasil Ltda.:

         Effective August 1, 2001, the Company acquired 100% of the issued and outstanding common shares of its South American distributor, ZTI do Brasil Ltda. Upon acquisition, ZTI do Brasil Ltda.'s name was changed to Zim Technologies do Brasil Ltda. This acquisition provided the Company with the opportunity to share in 100% of Zim Technologies do Brasil Ltda.'s profits and losses. The transaction has been accounted for using the purchase method, whereby the cost of acquisition is allocated to the identifiable assets acquired and liabilities assumed using estimates of their fair value. The goodwill recorded for Zim Technologies do Brasil Ltda. is not tax deductible.

         The total cost of the acquisition was allocated to the assets acquired and liabilities assumed as follows:

         --------------------------------------------------------------

         Assets acquired:
              Cash                                             $198,496
              Other current assets                              127,127
              Property and equipment                             54,490
              Customer list                                      94,600
              Goodwill                                          476,596
         --------------------------------------------------------------
                                                                951,309

         Liabilities assumed:
              Current liabilities                               664,105
         --------------------------------------------------------------
                                                               $287,204
         --------------------------------------------------------------

         Consideration given:
              Cash                                             $287,204
         --------------------------------------------------------------


         In accordance with the Company's accounting policy, goodwill that arose in acquisitions subsequent to June 30, 2001 has not been amortized. All of the Company's goodwill arose on the acqusition of ZTI do Brasil Ltda. which occurred on August 1, 2001. As a result there is no impact on the Company's net loss or loss per share in prior periods as a result of ceasing to amortize goodwill.

ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Consolidated Financial Statements, page 9

Two years ended May 31, 2002 and 2001
(Expressed in Canadian dollars)

--------------------------------------------------------------------------------
2. ACQUISITION AND DISPOSAL (CONTINUED):

     (a) Acquisition of ZTI do Brasil Ltda. (continued):

         Contingent consideration:

         At May 31, 2002, cash consideration in the amount of $200,000 was payable to the previous shareholders of Zim Technologies do Brasil Ltda. in the event the Company was not a reporting issuer in Ontario with its common shares listed on any North American stock exchange on or before December 31, 2002. During December 2002, the Company entered into an agreement to settle the contingency through the issuance of 300,000 stock options as well as employment contracts for two years for one shareholder and one year for the other. 100,000 options, which are subject to the approval of the Board of Directors, will be granted with an exercise price of $1.10, a contractual life of 3 years and immediate vesting. The remaining 200,000 options, which are subject to the approval of the Board of Directors, will be granted with an exercise price equal to the fair market value of the Company's stock at the date of grant, a contractual life of 3 years and immediate vesting. As of the date of these financial statements the contingent consideration has not been recorded as the likelihood of payment was not determinable. Goodwill will be adjusted to reflect the settlement of the contingency through the granting of employment contracts and the issuance of options in the December 2002.

         Supplemental pro forma information:

         Had the acquisition of Zim Technologies do Brasil Ltda. occurred on June 1, 2001 the proforma combined revenue and net loss of the Company at May 31, 2002 would have been $3,377,222 and $6,437,461, respectively.

         Had the acquisition of Zim Technologies do Brasil Ltda. occurred on June 1, 2000 the proforma combined revenue and net loss of the Company at May 31, 2001 would have been $2,973,193 and $4,342,893, respectively.

ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Consolidated Financial Statements, page 10

Two years ended May 31, 2002 and 2001
(Expressed in Canadian dollars)

--------------------------------------------------------------------------------

2. ACQUISITION AND DISPOSAL (CONTINUED):

     (b) Disposal of Zim Technologies (B'Dos) Ltd.:

         In June 2001, the Company disposed of its 100% interest in Zim Technologies (B'Dos) Ltd.

         The total cost of the disposal has been allocated to the assets disposed of and liabilities transferred as follows:

--------------------------------------------------------------------------------

Assets disposed of:
     Cash                                                         $       3,387
     Other current assets                                                13,425
     Property and equipment                                              26,012
--------------------------------------------------------------------------------
                                                                          42,824
Liabilities transferred:
     Current liabilities                                                 44,840
--------------------------------------------------------------------------------
                                                                         (2,016)

Consideration received - cash                                                 1

--------------------------------------------------------------------------------
Gain on disposal                                                  $       2,017
--------------------------------------------------------------------------------

3.   ACCOUNTS RECEIVABLE:

--------------------------------------------------------------------------------
                                                     2002                 2001
--------------------------------------------------------------------------------

     Trade accounts receivable               $     345,884        $     299,580
     Allowance for doubtful accounts               (92,911)                  -
     Other                                          18,080               15,163

--------------------------------------------------------------------------------
                                             $     271,053        $     314,743
--------------------------------------------------------------------------------

     Included in other accounts receivable at May 31, 2002 is $7,306 (2001 - $Nil) due from an officer and significant shareholder of the Company.

ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Consolidated Financial Statements, page 11

Two years ended May 31, 2002 and 2001
(Expressed in Canadian dollars)

--------------------------------------------------------------------------------

4.   PROPERTY AND EQUIPMENT:

---------------------------------------------------------------------------------------------------------------
                                                                              Accumulated             Net book
     May 31, 2002                                                Cost        depreciation                value
---------------------------------------------------------------------------------------------------------------

     Computer equipment                                $      817,356       $     476,641        $     340,715
     Software                                                  58,225              17,206               41,019
     Office furniture and equipment                           171,158              68,772              102,386
     Voice communications equipment                            21,329               6,867               14,462
     Automobile                                                12,630               2,217               10,413
     Leasehold improvements                                   146,457              96,282               50,175
     Office furniture and equipment
       under capital leases                                   187,111             101,737               85,374

---------------------------------------------------------------------------------------------------------------
                                                       $    1,414,266       $     769,722        $     644,544
---------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------
                                                                              Accumulated             Net book
     May 31, 2001                                                Cost        depreciation                value
---------------------------------------------------------------------------------------------------------------

     Computer equipment                                $      570,394       $     404,188        $     166,206
     Office furniture and equipment                           111,970              59,439               52,531
     Automobiles                                               47,727              35,357               12,370
     Leasehold improvements                                   133,265              66,136               67,129
     Office furniture and equipment
       under capital leases                                   187,111              64,092              123,019

---------------------------------------------------------------------------------------------------------------
                                                       $    1,050,467       $     629,212        $     421,255
---------------------------------------------------------------------------------------------------------------


5.   BANK LOAN:

---------------------------------------------------------------------------------------------------------------
                                                                                     2002                 2001
---------------------------------------------------------------------------------------------------------------

     Demand loan bearing interest at prime, with
       scheduled monthly principal payments of
       $3,750 plus interest, maturing October 15, 2002                      $          -         $      63,332
---------------------------------------------------------------------------------------------------------------

     The demand loan was secured by a pledge on the liquid assets of the Company.

     At May 31, 2002, the Company has no available line of credit.



ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Consolidated Financial Statements, page 12

Two years ended May 31, 2002 and 2001
(Expressed in Canadian dollars)


--------------------------------------------------------------------------------


6.   ACCRUED LIABILITIES:

---------------------------------------------------------------------------------------------------------------
                                                                                     2002                 2001
---------------------------------------------------------------------------------------------------------------

     Employee related accruals                                              $     174,924        $     140,238
     Professional fees                                                            102,247              149,888
     Severance                                                                    137,653                   -
     Withholding tax accrual                                                      110,000              150,000
     Other                                                                         26,133               48,547

---------------------------------------------------------------------------------------------------------------
                                                                            $     550,957        $     488,673
---------------------------------------------------------------------------------------------------------------


7.   CAPITAL LEASE OBLIGATIONS:
---------------------------------------------------------------------------------------------------------------
                                                                                         2002             2001
---------------------------------------------------------------------------------------------------------------
     Year ended May 31:

     2002                                                                   $              -     $      61,522
     2003                                                                              59,135           59,135
     2004                                                                              17,968           17,968
---------------------------------------------------------------------------------------------------------------
                                                                                       77,103          138,625

     Less amount representing interest (with interest
       rates varying between 13% and 17%)                                               7,809           22,525

---------------------------------------------------------------------------------------------------------------
     Present value of net minimum lease payments                                       69,294          116,100

     Current portion of obligations under capital leases                               51,919           46,806

---------------------------------------------------------------------------------------------------------------
                                                                            $          17,375    $      69,294
---------------------------------------------------------------------------------------------------------------


8.   RELATED PARTY TRANSACTIONS:

     (a) Due to related parties:

         The amounts due to related parties represent cash advances from an officer of the Company who is a significant shareholder and a holding company that is owned by the spouse of the significant shareholder. The amounts bear interest at 5% per annum and are due on demand. $7,945, which represents the interest on the amounts due to related parties, has been included in accrued liabilities.

     (b) Transactions with related parties:

         Prior to May 31, 2001, the Company leased premises from a shareholder. During the year ended May 31, 2002, lease payments of $Nil (2001 - $100,600) were incurred under the terms of this lease.

ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Consolidated Financial Statements, page 13

Two years ended May 31, 2002 and 2001
(Expressed in Canadian dollars)

--------------------------------------------------------------------------------


8. RELATED PARTY TRANSACTIONS (CONTINUED):

     (b) Transactions with related parties (continued):

         During the year ended May 31, 2001, the Company issued 1,550,000 common shares to a related party to cancel a software development contract which would have required the Company to make future software royalty payments. The common shares were valued at $186,000 which represents the fair value of the shares.

         During the year ended May 31, 2001, the Company borrowed funds from the then controlling shareholder. The loans were non-interest bearing and had no fixed terms of repayment. At May 31, 2001, all such amounts had been repaid.

         On June 1, 2001, the Company acquired certain technology from two employees in exchange for 2,000,000 common shares. The common shares were valued at $2,000,000 which represents the fair value of the shares.

         In June, 2001, the Company sold its 100% interest in Zim Technologies (B'dos) Ltd. to a shareholder of the Company whose son is a significant shareholder of the Company.

9.   SHARE CAPITAL:

     (a) Authorized:

         Unlimited number of shares without par value:

              Preferred shares, bearing a non-cumulative dividend at a rate to be determined by the Board of Directors and redeemable for $1 per share.

              Special shares, non-voting, non-participating, convertible into common shares on a one-for-one basis at any time at the option of the holder and automatically on the earlier of (i) the fifth day following the date of issuance of a receipt for a final prospectus qualifying the common shares issuable upon conversion of the special shares; and (ii) June 1, 2004.

              Common shares

ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Consolidated Financial Statements, page 14

Two years ended May 31, 2002 and 2001
(Expressed in Canadian dollars)

---------------------------------------------------------------------------------------------------------------

9.   SHARE CAPITAL:

     (b) Issued and outstanding:

---------------------------------------------------------------------------------------------------------------
                                                                                  Number
                                                                                of shares               Amount
---------------------------------------------------------------------------------------------------------------
         Special shares:
              Balance, June 1, 2001                                                    -                    -
              Issued for cash                                                   5,010,500            5,110,500
              Converted from common shares                                        153,000              153,000
---------------------------------------------------------------------------------------------------------------
              Balance, May 31, 2002                                             5,163,500            5,263,500

         Common shares:
              Balance, May 31, 2000                                             5,989,524            1,296,572
              Issued for cash                                                  19,920,657            2,635,825
              Issued for services                                                 405,000               53,000
              Issued on conversion of amounts due to related party              3,473,740              459,623
              Issued in exchange for future royalty stream                      1,550,000              186,000
              Redemption of shares                                                 (4,000)                (850)
---------------------------------------------------------------------------------------------------------------
              Balance, May 31, 2001                                            31,334,921            4,630,170
              Issued for cash                                                       2,000                1,050
              Issued in exchange for technology                                 2,000,000            2,000,000
              Converted to special shares                                        (153,000)            (153,000)
---------------------------------------------------------------------------------------------------------------
              Balance, May 31, 2002                                            33,183,921            6,478,220
---------------------------------------------------------------------------------------------------------------
                                                                                                   $11,741,720
---------------------------------------------------------------------------------------------------------------


         During the year ended May 31, 2002, the Company issued 4,010,500 special shares in respect of a cash subscription of $4,010,500 received prior to May 31, 2001.

         In addition during 2002, the Company redeemed Nil (2001 - 4,000) common shares for cash consideration of $ Nil (2001 - $1,000).

         Included in selling, general and administrative expenses for the year ended May 31, 2001 is a non-cash expense of $186,000 which represents the fair value of common shares issued to cancel a contract which would have required the Company to make future software royalty payments.

         Included in research and development expenses for the year ended May
         31, 2002 is a non-cash expense of $2,000,000 which represents the fair value of common shares issued in exchange for acquired technology.

     (c) Contributed surplus:

         Included in contributed surplus and selling, general and administrative expenses for the year ended May 31, 2002 is a non-cash compensation expense of $163,324 (2001 - $1,339,833) which represents the fair value of stock options issued to non-employees.



ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Consolidated Financial Statements, page 15

Two years ended May 31, 2002 and 2001
(Expressed in Canadian dollars)

--------------------------------------------------------------------------------


10.  STOCK OPTIONS:

     Under the Company's Stock Option Plan, the Company may grant options to its officers, directors and employees for up to 10,000,000 common shares. Stock options are granted with an exercise price equal to the stock's fair market value at the date of grant as determined by the Board of Directors. Options are granted periodically and both the maximum term of an option and the vesting period are set at the Board's discretion.

     In addition to options granted under the Company's Stock Option Plan, 8,293,333 options were granted to officers, directors, employees and advisory board members outside of the Plan. 8,103,333 options were granted with an exercise price of $1.00, 200,000 were granted with an exercise price of $0.50 and 10,000 with an exercise price of $1.00 were cancelled. The options have a term of either 3 or 4 years and vest immediately.

     A summary of the status of the stock options is as follows:

---------------------------------------------------------------------------------------------------------------
                                                                   May 31, 2002              May 31, 2001
                                                                   ---------------           -----------------
                                                                          Weighted                    Weighted
                                                                           average                     average
                                                                          exercise                    exercise
                                                                Shares       price          Shares       price
---------------------------------------------------------------------------------------------------------------

     Options outstanding, beginning of period               11,806,833   $    0.98       3,704,500   $    0.11

     Granted                                                 4,153,332        1.06      11,593,333        0.98

     Exercised                                                  (2,000)       0.53      (3,255,000)      (0.04)

     Forfeited                                                (651,500)       0.97        (236,000)      (0.58)

---------------------------------------------------------------------------------------------------------------
     Options outstanding, end of period                     15,306,665   $    1.00      11,806,833   $    0.98
---------------------------------------------------------------------------------------------------------------


     At May 31, 2002, there were 15,306,665 (May 31, 2001 - 11,806,833) options exercisable with a weighted average exercise price of $1.00 (May 31, 2001 - $0.98).

     The following table summarizes information about stock options outstanding at May 31, 2002:

---------------------------------------------------------------------------------------------------------------
                                    Options                                                  Options
                                  outstanding                                                exercisable
           -----------------------------------------------------------------    -------------------------------
                                                    Weighted       Weighted                           Weighted
                 Range              Number           average        average          Number            average
           of exercise         outstanding         remaining       exercise       exercisable          exercise
                prices          at 5/31/02     contractual life                  price at 5/31/02       price
---------------------------------------------------------------------------------------------------------------

        $         0.25             125,000        2.37 years     $     0.25           125,000          $  0.25
           0.45 - 0.60             285,000        2.12 years           0.50           285,000             0.50
           0.75 - 1.75          14,896,665        2.03 years           1.01        14,896,665             1.01

---------------------------------------------------------------------------------------------------------------
                                15,306,665                       $     1.00        15,306,665          $  1.00



ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Consolidated Financial Statements, page 16

Two years ended May 31, 2002 and 2001
(Expressed in Canadian dollars)

--------------------------------------------------------------------------------

10.  STOCK OPTIONS (CONTINUED):

     During the year ended May 31, 2002, the Company modified the terms of certain stock options granted to employees to allow them to retain the award upon a change in status from employee to non-employee.

11.  INCOME TAXES:

     Income tax expense varies from the amount that would be computed by applying the basic federal and provincial income tax rates to loss before taxes, as follows:

------------------------------------------------------------------------------------------------------------------
                                                                                         2002             2001
------------------------------------------------------------------------------------------------------------------
     Tax rate                                                                           40.66%            42.12%

     Expected Canadian income tax recovery                                       $ (2,590,199)     $ (1,875,880)

     Decrease resulting from:
       Change in valuation allowance for originating
         temporary differences and loss carryforwards                               1,415,000           816,000
       Acquired technology                                                            813,000                -
       Difference between Canadian and foreign tax rates                              192,000           207,000
       Adjustments to opening future tax asset for
         changes in tax laws and rates                                                     -            276,000
       Non-deductible stock option benefits                                            66,000           564,300
       Other                                                                          189,865            12,580

------------------------------------------------------------------------------------------------------------------
                                                                                 $     85,666      $         -
------------------------------------------------------------------------------------------------------------------


     The change in valuation allowance for originating temporary differences and loss carryforwards is calculated in the reconciliation above using the rate shown in the table. The rate at which such amounts may be realized as disclosed as part of the future tax asset and related valuation allowance takes into account the enacted tax rate decreases over the expected period of realization.

     Income tax expense of $85,666 for the year ended May 31, 2002 relates to income taxes paid by the Company's Brazilian subsidiary.

ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Consolidated Financial Statements, page 17

Two years ended May 31, 2002 and 2001
(Expressed in Canadian dollars)

--------------------------------------------------------------------------------


11.  INCOME TAXES (CONTINUED):

     Future income taxes reflect the impact of temporary differences between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. The tax effects of temporary differences that gave rise to significant portions of the future tax asset and future tax liability are as follows:

---------------------------------------------------------------------------------------------------------------
                                                                                         2002             2001
---------------------------------------------------------------------------------------------------------------
     Future tax asset:
         Loss carryforwards                                                    $    1,960,000    $   1,195,000
         Property and equipment - differences in net
           book value and undepreciated capital cost                                   76,000          113,000
         Scientific research and experimental
           development - amounts deductible for tax in
           excess of amounts deductible for accounting                                355,000           88,000
         Other                                                                        103,000           50,000
---------------------------------------------------------------------------------------------------------------
         Total gross future tax asset                                               2,494,000        1,446,000

     Less valuation allowance                                                      (2,494,000)      (1,446,000)

---------------------------------------------------------------------------------------------------------------
     Net future tax asset                                                      $            -      $         -
---------------------------------------------------------------------------------------------------------------


     The differences in the amounts deductible for tax and accounting purposes relate primarily to differences in the values of property and equipment on these bases and undeducted scientific research expenditures.

     The Company's year end for tax purposes is December 31. The Company has federal and provincial non-capital losses available to reduce taxable income in Canada which expire on December 31 of the following years:

---------------------------------------------------------------------------------------------------------------
                                                                                  Federal           Provincial
---------------------------------------------------------------------------------------------------------------

     2004                                                                      $   45,000          $    96,000
     2005                                                                       1,060,000            1,108,000
     2006                                                                         430,000              483,000
     2007                                                                         439,000              439,000
     2008                                                                       2,837,000            2,837,000
     2009                                                                       1,657,000            1,657,000

---------------------------------------------------------------------------------------------------------------
                                                                               $6,468,000          $ 6,620,000
---------------------------------------------------------------------------------------------------------------

     At December 31, 2001, the Company had accumulated unclaimed scientific research and experimental development deductions of approximately $944,000. This amount can be carried forward indefinitely to reduce taxes payable in future years.

ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Consolidated Financial Statements, page 18

Two years ended May 31, 2002 and 2001
(Expressed in Canadian dollars)

--------------------------------------------------------------------------------

12.  LOSS PER SHARE:

     For the purposes of the loss per share computation, the weighted average number of common shares outstanding has been used. Had the treasury stock method been applied to the unexercised share options and the special shares been converted, the effect on the loss per share would be anti-dilutive.

     The following securities could potentially dilute basic earnings per share in the future but have not been included in diluted earnings per share because their effect was antidilutive:

--------------------------------------------------------------------------------
                                                   2002                  2001
--------------------------------------------------------------------------------

     Stock options                             15,306,665           11,806,833
     Special shares                             5,163,500                   -
--------------------------------------------------------------------------------


13. CHANGE IN NON-CASH OPERATING WORKING CAPITAL:

--------------------------------------------------------------------------------
                                                    2002                 2001
--------------------------------------------------------------------------------


     Accounts receivable                   $      234,656     $        243,704
     Investment tax credits receivable           (395,547)              66,324
     Prepaid expenses                               9,023              (19,928)
     Accounts payable                            (394,663)            (398,137)
     Accrued liabilities                          (10,244)             339,327
     Deferred revenue                            (133,418)            (216,562)
--------------------------------------------------------------------------------
                                           $     (690,193)    $         14,728
--------------------------------------------------------------------------------


14.  FINANCIAL INSTRUMENTS:

     Risk management activities

     The Company operates internationally, giving rise to significant exposure to market risks from changes in foreign exchange rates.

     Foreign exchange risk management

     Accounts receivable at May 31, 2002 include amounts receivable in US dollars of $100,788 (2001 - $181,040) and amounts receivable in Brazilian Reals of R$314,272 (2001 - R$Nil). Accounts payable at May 31, 2002 included $741 (2001 - $31,096) payable in US dollars and R$108,840 (2001 -
     R$Nil) payable in Brazilian Reals.

ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Consolidated Financial Statements, page 19

Two years ended May 31, 2002 and 2001
(Expressed in Canadian dollars)

--------------------------------------------------------------------------------

14.  FINANCIAL INSTRUMENTS (CONTINUED):

     Concentrations of credit risk

     The Company is exposed to credit-related losses in the event of non-performance by counterparties to financial instruments. Credit exposure is minimized by dealing with only creditworthy counterparties in accordance with established credit approval policies.

     Concentrations of credit risk in accounts receivable are indicated below by the percentage of the total balance receivable from customers in the specified geographic area.

--------------------------------------------------------------------------------
                                                     May 31,          May 31,
                                                      2002             2001
--------------------------------------------------------------------------------

     Canada                                             8%              14%
     North and South America, excluding Canada         83%              63%
     Europe                                             6%              21%
     Other                                              3%               2%
--------------------------------------------------------------------------------


     Fair values

     The carrying values of cash and cash equivalents, accounts receivable, investment tax credits receivable, bank loans, accounts payable, accrued liabilities and due to related parties approximate their fair value due to the relatively short periods to maturity of the instruments. The fair values of other financial assets and liabilities included in the consolidated balance sheet are as follows:

--------------------------------------------------------------------------------
                                May 31, 2002                 May 31, 2001
                          ------------------------       --------------------
                          Carrying                       Carrying
                            amount      Fair value        amount   Fair value
--------------------------------------------------------------------------------

     Capital lease
       obligations    $     69,294     $    68,698   $   116,100  $   104,326
--------------------------------------------------------------------------------

     The following methods and assumptions were used to estimate fair value of each class of financial instrument:

     Capital lease obligations - at the present value of contractual future payments, discounted at the current market rates of interest available to the Company for the same or similar debt instruments.

ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Consolidated Financial Statements, page 20

Two years ended May 31, 2002 and 2001
(Expressed in Canadian dollars)

--------------------------------------------------------------------------------


15.  COMMITMENTS AND CONTINGENCIES:

     (a) Operating lease commitments:

         The Company has the following lease commitments relating to facilities and equipment:

         2003                      $     174,000
         2004                            148,400
         2005                            144,700
         2006                            149,200
         2007                            151,300
         Thereafter                       25,200

--------------------------------------------------------------------------------
                                   $     792,800
--------------------------------------------------------------------------------

         For the year ended May 31, 2002, rent expense was $277,223 (2001 - $288,776).

     (b) Legal proceedings:

         The Company's Brazilian subsidiary is a defendant in a suit that alleges, among other things, a breach in a distribution agreement. The plaintiff is seeking damages in an amount equivalent to three months of the subsidiary's gross sales of approximately R$500,000 (CDN$303,100). The Company believes that it has meritorious defenses to this claim and intends to vigorously defend itself. The Company has also filed a counter-claim against the plaintiff for approximately Reals R$2,475,255 (CDN$1,500,500) for unpaid royalties due to the Company's Brazilian subsidiary under the terminated distribution agreement.

         The dispute arises out of a 1996 distribution agreement between ZTI do Brasil and the plaintiff which provided for the sale of software licenses and related maintenance agreements and the payment of royalties by the distributor to ZTI do Brasil. By late 1998, the plaintiff was in default of its royalty obligations. After attempts to negotiate a resolution proved unsuccessful, ZTI do Brasil terminated the distribution agreement. Several attempts to negotiate a settlement have been unsuccessful and both suits remain unsettled before the 21st Civil Court of Sao Paulo, Brazil.

         The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Consolidated Financial Statements, page 21

Two years ended May 31, 2002 and 2001
(Expressed in Canadian dollars)

--------------------------------------------------------------------------------


15. COMMITMENTS AND CONTINGENCIES (CONTINUED):

     (c) Government assistance:

         During the year ended May 31, 2002, the Company received $122,962 from the Canadian International Development Agency for the purpose of undertaking a viability study of acquiring Zim Technologies do Brasil Ltda. The amount has been recorded in the consolidated statement of operations as a reduction in selling, general and administrative expenses. The amount is repayable, based on 1% of Zim Technologies do Brasil Ltda.'s revenues from July 23, 2001 to May 31, 2005 to a maximum of $122,962, if revenues realized by Zim Technologies do Brasil Ltda. exceed $5,000,000 cumulatively.

16.  SEGMENT REPORTING:

     Management has determined that the Company operates in one dominant industry segment, which involves providing enterprise software for designing, developing and manipulating database systems and applications.

     The following table sets forth external revenues attributable to geographic areas based on the location of the customer:

---------------------------------------------------------------------------------------------------------------
                                                                                     2002                 2001
---------------------------------------------------------------------------------------------------------------

     Canada                                                              $        262,204     $        384,054
     United States                                                                457,817              210,641
     Brazil                                                                     1,646,202              620,437
     Australia                                                                    192,316              206,187
     Denmark                                                                       82,129              150,773
     Europe                                                                       550,925                   -
     Other                                                                         14,471                   -

---------------------------------------------------------------------------------------------------------------
                                                                         $      3,206,064     $      1,572,092
---------------------------------------------------------------------------------------------------------------

     The following tables set forth consolidated assets located in different geographic area:

---------------------------------------------------------------------------------------------------------------

     May 31, 2002                            Canada                Brazil            Barbados            Total
---------------------------------------------------------------------------------------------------------------
     Property and equipment            $     594,040        $      50,504        $         -     $     644,544

     Maintenance contracts                        -                61,850                  -            61,850

     Goodwill                                     -               459,127                  -           459,127

     Current assets                                                                                  1,445,023

---------------------------------------------------------------------------------------------------------------
                                                                                                 $   2,610,544
---------------------------------------------------------------------------------------------------------------




ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Consolidated Financial Statements, page 22

Two years ended May 31, 2002 and 2001
(Expressed in Canadian dollars)

--------------------------------------------------------------------------------

16.  SEGMENT REPORTING (CONTINUED):

---------------------------------------------------------------------------------------------------------------
     May 31, 2001                            Canada                Brazil            Barbados            Total
---------------------------------------------------------------------------------------------------------------
     Property and equipment            $     395,243        $          -         $     26,012    $     421,255

     Current assets                                                                                  3,902,226

---------------------------------------------------------------------------------------------------------------
                                                                                                 $   4,323,481
---------------------------------------------------------------------------------------------------------------

17.  SUBSEQUENT EVENTS:
     On August 29, 2002, a related party loaned the Company $400,000. The loan bears interest at 5% per annum and is due on demand.

     Effective June 1, 2003, the Company amalgamated with PCI-ZTI Canada, a wholly-owned subsidiary of ZIM Corporation. As the Company's shareholders control ZIM Corporation subsequent to the amalgamation, the amalgamation will be accounted for as a reverse takeover of ZIM Corporation by the Company. ZIM Corporation is a public company in the United States of America by virtue of a merger with Private Capital Investors, Inc. on June 1, 2003.

18.  UNITED STATES ACCOUNTING PRINCIPLES:

     The financial statements presented herein have been prepared in accordance with Canadian generally accepted accounting principles ("GAAP"). The significant differences between Canadian and US GAAP and their effect on the consolidated financial statements of the Company are described below:

     Consolidated statement of operations:

     The following table reconciles net loss as reported in the accompanying consolidated statement of operations to net loss that would have been reported had the consolidated financial statements been prepared in accordance with US GAAP:

---------------------------------------------------------------------------------------------------------------
                                                                                     2002                 2001
---------------------------------------------------------------------------------------------------------------

     Net loss in accordance with Canadian GAAP                              $  (6,336,784)       $  (4,453,657)

     Compensation expense (i)                                                    (639,494)                  -
---------------------------------------------------------------------------------------------------------------
     Net loss in accordance with US GAAP                                       (6,976,278)          (4,453,657)

     Other comprehensive loss:
         Foreign currency translation adjustment                                    6,490                   -

---------------------------------------------------------------------------------------------------------------
     Comprehensive loss in accordance with US GAAP                          $  (6,969,788)       $   (4,453,657)
     Loss per share - basic and fully diluted                               $       (0.21)       $        (0.31)

ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Consolidated Financial Statements, page 23

Two years ended May 31, 2002 and 2001
(Expressed in Canadian dollars)

---------------------------------------------------------------------------------------------------------------
18.  UNITED STATES ACCOUNTING PRINCIPLES (CONTINUED):
     Shareholders' equity in accordance with Canadian GAAP                  $     (91,180)       $   2,974,740

     Compensation expense (i)                                                    (639,494)                  -

---------------------------------------------------------------------------------------------------------------
     Shareholders' equity in accordance with US GAAP                        $    (730,674)       $   2,974,740
---------------------------------------------------------------------------------------------------------------


     (i) As described in note 10, during the year ended May 31, 2002, the Company modified certain stock options granted to employees to allow them to retain the original award upon a change in status from employee to non-employee. Under US GAAP, if the original terms of a stock option require forfeiture upon a change of status from employee to non-employee and the individual retains the award, then compensation cost measured at the date of change in status is recognized in full over the remaining vesting period. As a result, the Company will record a non-cash compensation charge of $639,494 to be reflected in earnings. No such charge is required to be recorded by the Company under Canadian GAAP.

     Other disclosures required under US GAAP:

     (a) Stock based compensation:

         The Company measures compensation costs related to stock options granted to employees using the intrinsic value method as prescribed by APB Opinion 25, "Accounting for Stock Issued to Employees" as permitted by SFAS No. 123. However, SFAS No. 123 does require the disclosure of pro forma net loss and net loss per share information as if the Company had accounted for its employee stock options under the fair value method prescribed by SFAS No. 123. Accordingly, the fair value of the options issued was determined using the Black-Scholes option pricing model (excluding a volatility assumption) with the following assumptions: risk-free interest rate of 3.38% to 5.24% (2001 - 4.93% to 5.52%), expected dividend yield 0% (2001 - 0%), and an expected life of 2 years (2001 - 3 years).

         The weighted average grant date fair values of options issued was $0.08 per share (2001 - $0.14 per share). Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net income would have been reduced to the pro forma amounts indicated below:

---------------------------------------------------------------------------------------------------------------
                                                                                     2002                 2001
---------------------------------------------------------------------------------------------------------------
         Net loss:  As reported under US GAAP                            $     (6,976,278)    $     (4,453,657)
                    Pro forma                                                  (7,293,156)          (5,731,440)
---------------------------------------------------------------------------------------------------------------




ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Consolidated Financial Statements, page 24

Two years ended May 31, 2002 and 2001
(Expressed in Canadian dollars)

--------------------------------------------------------------------------------


18. UNITED STATES ACCOUNTING PRINCIPLES (CONTINUED):

    Other disclosures required under US GAAP (continued):

    (b) Accumulated other comprehensive loss:

--------------------------------------------------------------------------------
                                                                 2002     2001
--------------------------------------------------------------------------------
   Opening balance of foreign currency translation account    $    -      $  -

   Foreign currency translation account                         6,490     $  -

--------------------------------------------------------------------------------
   Accumulated other comprehensive income                     $ 6,490     $  -
--------------------------------------------------------------------------------

     (c) New US accounting pronouncements:

         In July 2001, the FASB issued Statement No. 141 "Business Combinations" and Statement No. 142 "Goodwill and Intangible Assets." These statements are substantially consistent with CICA Sections 1581 and 3062 (refer to note 1(m)) except that under US GAAP, any transitional impairment charge is recognized in earnings as a cumulative effect of a change in accounting principle. Under Canadian GAAP, the cumulative adjustment is recognized in opening deficit.

         In October 2001, FASB issued Statement No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets," which retains the fundamental provisions of SFAS 121 for recognizing and measuring impairment losses of long-lived assets other than goodwill. Statement 144 also broadens the definition of discontinued operations to include all distinguishable components of an entity that will be eliminated from ongoing operations. This Statement is effective for the Company's fiscal year commencing June 1, 2002, to be applied prospectively. The Company expects the adoption of this standard will have no material impact on its financial position, results of operations or cash flows.

         In July 2002, FASB issued Statement No. 146 "Accounting for Costs Associated with Exit or Disposal Activities, " which addresses financial accounting and reporting for costs associated with exit or disposal activities. SFAS 146 requires that a liability be recognized for those costs only when the liability is incurred and establishes fair value as the objective for initial measurement of liabilities related to exit or disposal activities. This Statement is effective for exit or disposal activities that are initiated after December 31, 2002.

                  Interim Consolidated Financial Statements of

                                ZIM TECHNOLOGIES
                               INTERNATIONAL INC.

                  Nine months ended February 28, 2003 and 2002

ZIM TECHNOLOGIES INTERNATIONAL INC.
Interim Consolidated Balance Sheet
(Unaudited)

(Expressed in Canadian dollars)

---------------------------------------------------------------------------------------------------------------
                                                                                 February 28,          May 31,
                                                                                         2003             2002
---------------------------------------------------------------------------------------------------------------
Assets

Current assets:

     Cash and cash equivalents (note 2)                                         $     702,117    $     716,468
     Accounts receivable                                                              242,537          271,053
     Investment tax credits receivable                                                227,258          409,104
     Prepaid expenses                                                                  37,579           48,398
---------------------------------------------------------------------------------------------------------------
                                                                                    1,209,491        1,445,023

Property and equipment                                                                428,863          644,544

Customer list (note 3)                                                                 38,500           61,850

Goodwill (note 5(c))                                                                  641,430          459,127

---------------------------------------------------------------------------------------------------------------
                                                                                $   2,318,284    $   2,610,544
---------------------------------------------------------------------------------------------------------------

Liabilities and Shareholders' Deficiency

Current liabilities:
     Accounts payable                                                           $     199,839    $     175,991
     Accrued liabilities                                                              564,933          550,957
     Deferred revenue                                                                 342,493          505,482
     Current portion of capital lease obligations                                      24,577           51,919
     Due to related parties (note 4)                                                2,700,000        1,400,000
---------------------------------------------------------------------------------------------------------------
                                                                                    3,831,842        2,684,349

Capital lease obligations                                                                  -            17,375
Shareholders' deficiency:
     Share capital                                                                 11,750,053       11,741,720
     Contributed surplus                                                            1,707,445        1,503,157
     Foreign currency translation adjustment                                           14,098            6,490
     Deficit                                                                      (14,985,154)     (13,342,547)
---------------------------------------------------------------------------------------------------------------
                                                                                   (1,513,558)         (91,180)

Future operations (note 1(b))
Commitments and contingencies (note 7)
Subsequent events (note 9)

---------------------------------------------------------------------------------------------------------------
                                                                                $   2,318,284    $   2,610,544
---------------------------------------------------------------------------------------------------------------

See accompanying notes to interim consolidated financial statements.

ZIM TECHNOLOGIES INTERNATIONAL INC.
Interim Consolidated Statements of Earnings
(Unaudited)

(Expressed in Canadian dollars)

----------------------------------------------------------------------------------------------------------------
                                                       Three months ended                 Nine months ended
                                                          February 28,                      February 28,
----------------------------------------------------------------------------------------------------------------
                                                      2003             2002              2003             2002
----------------------------------------------------------------------------------------------------------------

Revenues:
     Software                                 $    252,074     $    275,025     $     800,257     $  1,345,682
     Maintenance                                   296,642          459,308           944,157        1,047,031
     Consulting                                      6,463           84,762            61,091          172,094
----------------------------------------------------------------------------------------------------------------
                                                   555,179          819,095         1,805,505        2,564,807

Costs and expenses (income):
     Selling, general and
       administrative (note 5(c))                  908,305        1,203,563         2,608,790        3,800,659
     Depreciation of property
       and equipment                                69,496           67,062           222,610          183,294
     Cost of software revenues                      30,441           51,742           111,154          126,652
     Interest                                       29,443            5,599            62,388           22,225
     Amortization of customer list                   7,200            9,825            23,350           22,925
     Other                                            (761)          (2,305)           (1,544)          (2,305)
     Foreign exchange loss (gain)                   38,986          (23,027)           31,597          (42,401)
     Research and development,
       net of investment tax credits of
       $290,590 (2002 - $398,938)
       (note 5(b))                                 159,543          119,854           387,804        3,113,867
----------------------------------------------------------------------------------------------------------------
                                                 1,242,653        1,432,313         3,446,149        7,224,916

----------------------------------------------------------------------------------------------------------------
Loss before income taxes                          (687,474)        (613,218)       (1,640,644)      (4,660,109)

Income taxes                                         1,963           26,112             1,963           97,390

----------------------------------------------------------------------------------------------------------------
Net loss                                       $  (689,437)    $   (639,330)    $  (1,642,607)   $  (4,757,499)
----------------------------------------------------------------------------------------------------------------

Loss per share - basic and fully
   diluted (note 6)                            $     (0.02)    $      (0.02)    $       (0.05)   $       (0.14)
----------------------------------------------------------------------------------------------------------------

Weighted average number of shares
   outstanding                                   33,184,477      33,183,477        33,184,104       33,204,811
----------------------------------------------------------------------------------------------------------------

See accompanying notes to interim consolidated financial statements.



ZIM TECHNOLOGIES INTERNATIONAL INC.

Interim Consolidated Statements of Shareholders Equity (Deficiency)
(Unaudited)

(Expressed in Canadian dollars)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                          Foreign                             Total
                                       Share             Share      Contributed          currency                     shareholders'
                                     capital     subscriptions          surplus       translation                            equity
                                 (note 5(a))          received      (note 5(c))        adjustment          Deficit     (deficiency)
------------------------------------------------------------------------------------------------------------------------------------

Balance, May 31, 2000            $  1,296,572    $          -     $         -       $           -     $ (2,551,956)  $   (1,255,384)

Shares issued                       3,334,448               -               -                   -                -        3,334,448

Share subscriptions received                -       4,010,500               -                   -                -        4,010,500

Shares redeemed                          (850)              -               -                   -             (150)          (1,000)

Stock options issued
   to non-employees                         -               -       1,339,833                   -                -        1,339,833

Net Ioss for the year                       -               -               -                   -       (4,453,657)      (4,453,657)
------------------------------------------------------------------------------------------------------------------------------------
Balance, May 31, 2001               4,630,170       4,010,500       1,339,833                   -       (7,005,763)       2,974,740

Shares issued                       7,111,550      (4,010,500)              -                   -                -        3,101,050

Stock options issued to
   non-employees                            -               -         163,324                   -                -          163,324

Currency translation                        -               -               -               6,490                -            6,490

Net loss for the year                       -               -               -                   -       (6,336,784)      (6,336,784)
------------------------------------------------------------------------------------------------------------------------------------
Balance, May 31, 2002              11,741,720               -       1,503,157               6,490      (13,342,547)         (91,180)

Shares issued                           8,333               -               -                   -                -            8,333

Modification of out-
   standing stock options                   -               -          21,987                   -                -           21,987

Options issued for contingent
   consideration                            -               -         182,301                   -                -          182,301

Currency translation                        -               -               -               7,608                -            7,608

Net loss for the period                     -               -               -                   -       (1,642,607)      (1,642,607)

------------------------------------------------------------------------------------------------------------------------------------
Balance, February 28, 2003       $ 11,750,053    $          -     $ 1,707,445       $      14,098     $(14,985,154)    $ (1,513,558)
------------------------------------------------------------------------------------------------------------------------------------

See accompanying notes to interim consolidated financial statements.


ZIM TECHNOLOGIES INTERNATIONAL INC.

Interim Consolidated Statements of Cash Flows
(Unaudited)

 (Expressed in Canadian dollars)

--------------------------------------------------------------------------------------------------------------------
                                                       Three months ended                 Nine months ended
                                                          February 28,                      February 28,
--------------------------------------------------------------------------------------------------------------------
                                                      2003             2002              2003             2002
--------------------------------------------------------------------------------------------------------------------

Cash flows from operating activities:

     Net loss                                 $   (689,437)     $  (639,330)        $ (1,642,607)    $  (4,757,499)
     Items not involving cash:
         Provision for losses on accounts
           receivable                                   -            52,207                -               (29,774)
         Depreciation of property and
           equipment                                69,496           67,062              222,610           183,294
         Amortization of customer list               7,200            9,825               23,350            22,925
         Loss on disposal of
           property and equipment                       -                -                   464                -
         Compensation expense                           -                -                21,987           163,324
         Common shares issued for
           acquired technology                          -                -                    -          2,000,000
         Gain on disposal of Zim
           Technologies (B'Dos) Ltd.                    -                -                    -             (2,017)
     Change in non-cash operating
       working capital                             276,590         (412,396)             101,486        (1,176,076)
--------------------------------------------------------------------------------------------------------------------
                                                  (336,151)        (922,632)          (1,272,710)       (3,595,823)

Cash flows from investing activities:

     Purchase of property and equipment            (19,384)        (104,768)             (30,278)         (354,094)
     Proceeds from disposal of property
       and equipment                                    -                -                 3,194                -
     Acquisition of ZTI do Brasil Ltda.,

       net of cash                                      -                -                   -             (88,708)
     Disposition of Zim Technologies
       (B'Dos) Ltd.                                     -                -                   -              (3,386)
--------------------------------------------------------------------------------------------------------------------
                                                   (19,384)        (104,768)             (27,084)         (446,188)

Cash flows from financing activities:
     Repayment of capital lease obligations         (6,964)         (11,911)             (44,717)          (34,445)
     Issue of shares                                 8,333        1,101,050                8,333         1,101,050
     Net proceeds from due to related party        400,000               -             1,300,000                -
     Net proceeds from repayment of
       bank loans                                       -           (45,915)               -               (63,332)
--------------------------------------------------------------------------------------------------------------------
                                                   401,369        1,043,224            1,263,616         1,003,273

Effect of currency translation on cash balances     12,192           (2,693)              21,827             9,439
--------------------------------------------------------------------------------------------------------------------
Increase (decrease) in cash and cash equivalents    58,026           13,131              (14,351)       (3,029,299)

Cash and cash equivalents, beginning of year       644,091          486,638              716,468         3,529,068
--------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of year          $  702,117     $    499,769         $    702,117      $    499,769
--------------------------------------------------------------------------------------------------------------------

Supplemental cash flow disclosure:
     Interest paid                              $    1,106     $      5,006         $      6,664      $     16,626
--------------------------------------------------------------------------------------------------------------------

See accompanying notes to interim consolidated financial statements.



ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Interim Consolidated Financial Statements
(Unaudited)

Nine months ended February 28, 2003 and 2002 and three months ended February 28, 2003 and 2002 (Expressed in Canadian dollars)

--------------------------------------------------------------------------------


     ZIM Technologies International Inc. (the "Company") was incorporated under the Canada Business Corporations Act on November 13, 1997 to provide enterprise-class software and tools for designing, developing and manipulating database systems and applications. The Company has built upon its core database technology to create a new line of mobile data software products. These mobile data products are designed to utilize the existing wireless data network infrastructure known as Short Messaging Service or SMS, enabling customers to remain connected to office tools and information applications while away from the office.

1. SIGNIFICANT ACCOUNTING POLICIES:

     (a) Basis of presentation:

         The accompanying unaudited financial statements are prepared in accordance with Canadian generally accepted accounting principles ("GAAP") for interim financial statements and do not include all the information required for complete financial statements. They are consistent with the policies outlined in the Company's audited financial statements for the year ended May 31, 2002. The interim financial statements and related notes should be read in conjunction with the Company's audited financial statements for the year ended May 31, 2002. When necessary, the financial statements include amounts based on informed estimates and best judgements of management. The results of operations for the interim periods reported are not necessarily indicative of results to be expected for the year. In the opinion of management, the interim financial statements include all adjustments necessary in order to make the financial statements not misleading.

     (b) Future operations:

         These financial statements have been prepared on the basis of accounting principles applicable to a going concern which assumes that the Company will realize the carrying value of its assets and satisfy its obligations as they become due in the normal course of operations. At February 28, 2003, the Company has negative working capital of $2,622,351, has incurred a loss of $1,642,607 for the nine months then ended and has had losses during the last five years. In addition, the Company generated negative cash flow from operations of $1,272,710 for the nine months ended February 28, 2003 and has generated negative cash flows during the last 5 years. The Company has accumulated losses of $14,985,154 as of February 28, 2003 and a deficiency in shareholders' equity of $1,513,558.

         The Company's management team has focused the direction of the Company from a mature database and application development technology player to a provider of interactive mobile messaging for both consumer and enterprise data systems. To establish the interactive mobile messaging, the Company needs to complete the development of the software which will require substantial funds in the short-term.

ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Interim Consolidated Financial Statements, page 2
(Unaudited)

Nine months ended February 28, 2003 and 2002 and three months ended February 28, 2003 and 2002 (Expressed in Canadian dollars)

--------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     (b) Future operations (continued):

         All of the factors above raise substantial doubt about the Company's ability to continue as a going concern. Management's plans to address these issues include continuing to raise capital through the placement of equity, obtaining additional advances from related parties and, if necessary, renegotiating the repayment terms of accounts payable and accrued liabilities. The Company's ability to continue as a going concern is subject to management's ability to successfully implement the above plans. Failure to implement these plans could have a material adverse effect on the Company's position and/or results of operations and may necessitate a reduction in operating activities. The consolidated financial statements do not include adjustments that may be required if the assets are not realized and the liabilities settled in the normal course of operations.

         In the longer term, the Company has to generate the level of sales which would result in cash self sufficiency and it may need to continue to raise capital by selling additional equity or by obtaining credit facilities. The Company's future capital requirements will depend on many factors, including, but not limited to, the market acceptance of its software, the level of its promotional activities and advertising required to support its software. No assurance can be given that any such additional funding will be available or that, if available, it can be obtained on terms favourable to the Company.

     (c) Principles of consolidation:

         The consolidated financial statements include the financial statements of ZIM Technologies International Inc. and its wholly-owned subsidiary, Zim Technologies do Brasil Ltda. from the date of acquisition on August 1, 2001.

     (d) Inventory:

         Software inventory is carried at the lower of cost and net realizable value.

     (e) Customer list:

         Customer list represent the fair value of expected future maintenance contracts that will be earned from software licenses in place at Zim Technologies do Brasil Ltda. as at August 1, 2001. The customer list is being amortized based on the estimated rate of customer attrition which has been assumed to be 40% in the first year, 50% of the then residual in the second and third years and 100% of the remaining balance in the fourth year.

ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Interim Consolidated Financial Statements, page 3
(Unaudited)

Nine months ended February 28, 2003 and 2002 and three months ended February 28, 2003 and 2002 (Expressed in Canadian dollars)

--------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     (f) Goodwill:

         In accordance with CICA Handbook Section 3062 "Goodwill and Other Intangible Assets", goodwill is not amortized but tested for impairment at least annually. The impairment test is carried out in two steps. In the first step the carrying amount of the reporting unit is compared with its fair value. When the fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not to be impaired and the second step of the impairment test is not necessary.

         The second step is carried out when the carrying amount of a reporting unit exceeds its fair value, in which case the implied fair value of the reporting unit's goodwill is compared with its carrying amount to measure the amount of the impairment loss, if any. The implied fair value of goodwill is determined in the same manner as the value of goodwill is determined in a business combination (that is, goodwill is the residual amount that results when the purchase price of an acquired business exceeds the sum of the amounts allocated to the identifiable tangible and intangible assets acquired, less liabilities assumed, based on their fair values), using the fair value of the reporting unit as if it was the purchase price. When the carrying amount of reporting unit goodwill exceeds the implied fair value of the goodwill, an impairment loss is recognized in an amount equal to the excess and is presented as a separate line item in the statement of operations.

         The Company has adopted Section 3062 effective June 1, 2002. As of the date of adoption, the Company had unamortized goodwill of $459,127 which is no longer being amortized. The Company determined as of the date of adoption that it has two reporting units -- ZIM Technologies International Inc. and Zim Technologies do Brasil Ltda. The Company allocated assets (including goodwill) and liabilities to Zim Technologies do Brasil Ltda., and conducted the first step of the transitional goodwill impairment test as of the date of the date of adoption. The fair value of the reporting unit was determined by estimating the present value of future cash flows. Based on this test, the Company determined that goodwill of Zim Technologies do Brasil Ltda. was impaired as at the date of adoption; accordingly, a transitional goodwill impairment loss will need to be recognized in Zim Technologies do Brasil Ltda. The Company must still perform the second step of the transitional impairment test but based on preliminary analysis, the Company estimates that as a result of adoption of Section 3062, goodwill will be reduced in the range of $175,000 to $300,000. The Company will conclude the second step of the impairment test and record the transitional impairment loss as an adjustment to opening deficit at June 1, 2002 in the fourth quarter of fiscal 2003.

ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Interim Consolidated Financial Statements, page 4
(Unaudited)

Nine months ended February 28, 2003 and 2002 and three months ended February 28, 2003 and 2002 (Expressed in Canadian dollars)

--------------------------------------------------------------------------------
1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     (g) Revenue recognition:

         The Company recognizes software revenue in accordance with Statement of Position (SOP) 97-2, Software Revenue Recognition and SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions, issued by the American Institute of Certified Public Accountants. The Company earns revenue primarily from licensing the rights to its software products to end users and from sublicense fees from resellers. The Company also generates revenue from consulting and maintenance.

         Direct channels

         Revenues from perpetual software license agreements are recognized as revenue when all of the following criteria have been met: (i) persuasive evidence of an arrangement exist, which in the Company's case is evidenced when a purchase order has been received; (ii) delivery has occurred which for the Company is evidenced by the software being shipped; (iii) the fee is fixed and determinable; and
         (iv) collection of the resulting receivable is reasonably assured.

         At the time of the transaction, management assesses whether the fee associated with its revenue transactions is fixed and determinable and whether or not collection is reasonably assured. Management assesses whether the fee is fixed and determinable based on the payment terms associated with the transaction. If a significant portion of a fee is due outside of the Company's normal payment terms of 30 to 90 days from invoice date, which happens from time to time in Brazil, the fee is accounted for as not being fixed and determinable. In these cases, revenue is recognized as the fees become due. Management assesses collectibility by reviewing the credit history of repeat customers and performing credit checks on new customers.

         Maintenance contracts, which are generally one year in length, entitle the customer to telephone support, bug fixing and the right to receive preferential pricing for software updates when-and-if available. Revenue from maintenance contracts, including product support included in initial license fees, is recognized ratably over the annual contract period. Billings from maintenance contracts in excess of revenue earned are recorded as deferred revenue.

         Consulting revenue, which represents services provided on a per diem basis to customers, is recognized as the services are performed as there are no customer acceptance provisions involved in these types of arrangements.

ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Interim Consolidated Financial Statements, page 5
(Unaudited)

Nine months ended February 28, 2003 and 2002 and three months ended February 28, 2003 and 2002 (Expressed in Canadian dollars)

--------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     (g) Revenue recognition (continued):

         Direct channels (continued)

         For contracts with multiple obligations (e.g., deliverable and undeliverable products, support obligations, consulting services), the Company allocates revenue using the residual method. Under this method, the total fair value of the undelivered elements of the contract, as indicated by vendor specific objective evidence, is deferred and subsequently recognized in accordance with the provisions of SOP 97-2. The difference between the total contract fee and the amount deferred for the undelivered elements is recognized as revenue related to the delivered elements. Vendor specific objective evidence for support and consulting services is obtained from contracts where these elements have been sold separately. Where the Company cannot determine the fair value of all the obligations, the revenue is deferred until such time as it can be determined or the element is delivered.

         For contracts that include both software and consulting services, the consulting services are very short-term in nature. As a result, the Company recognizes revenues for the software and consulting services once the services have been performed.

         Indirect channels

         In addition to selling directly to customers, the Company sells to value-added resellers. These arrangements usually involve multiple elements including post-contract customer support to be provided by the Company and do not provide for any rights of return or price protection. Revenues from sales to resellers are recognized on shipment if all contractual obligations have been satisfied. Revenue from software sales is allocated to each element based on vendor specific objective evidence of relative fair values generally representing the prices charged when the element is sold separately with any discount allocated to the delivered elements. Revenue attributed to undelivered elements is deferred and recognized upon performance or ratably over the contract period.

         Revenues earned from and expenses incurred in non-monetary transactions where the Company sells its software in exchange for advertising are recognized at the fair value of the advertising received if the fair value is reasonably determinable based on the Company's own historical practice of receiving monetary consideration. A period of not more than six months is used to determine whether the historical practice exists. In instances where the fair value of the advertising received is not determinable, the transaction is recorded based on the carrying amount of the software surrendered, which is likely zero. In accordance with this policy, nothing has been recognized in the financial statements for the nine months ended February 28, 2003.


<

ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Interim Consolidated Financial Statements, page 6
(Unaudited)

Nine months ended February 28, 2003 and 2002 and three months ended February 28, 2003 and 2002 (Expressed in Canadian dollars)

--------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     (h) Stock-based compensation and other stock-based payments:

         Effective June 1, 2002, the Company prospectively adopted the new accounting recommendations published by The Canadian Institute of Chartered Accountants ("CICA") relating to stock-based compensation and other stock-based payments made in exchange for goods and services. Canadian GAAP requires accounting for stock-based payments to non-employees using the fair value-based method of accounting. Canadian GAAP allows accounting for stock-based payments to employees and directors using the fair value-based method or any other accounting method.

         The Company has elected to account for its share option plans for employees and directors using the intrinsic value-based method, and to disclose pro forma net loss and loss per share information using the fair value-based method. Under the intrinsic value-based method, deferred stock-based compensation is recorded if, on the measurement date of the grant, the fair value of an underlying common share exceeds the exercise price per share. Deferred stock-based compensation is recognized as an expense over the vesting period of the option. Stock options granted to consultants and other non-employees are accounted for using the fair value-based method. Under this method, options granted are recognized at their fair value as services are performed and options earned. The adoption of the new recommendations resulted in a $21,987 charge to the Company's net loss for the second quarter of fiscal 2003 (note 5(c)).

     (i) Use of estimates:

         The preparation of financial statements requires management to make estimates and assumptions that affect reported amounts and disclosures in these financial statements. Actual results could differ from those estimates. Significant management estimates include assumptions used in estimating investment tax credits receivable. Receipt of these credits is dependent on Canada Customs and Revenue Agency's review and acceptance of the eligibility of expenditures. In addition, significant management estimates were involved in determining the fair value of Zim Technologies do Brasil Ltda.'s customer list.

2. CASH AND CASH EQUIVALENTS:

     Included in cash and cash equivalents at February 28, 2003 is $14,840 which is restricted for collateral for a letter of credit of US $10,000.

ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Interim Consolidated Financial Statements, page 7
(Unaudited)

Nine months ended February 28, 2003 and 2002 and three months ended February 28, 2003 and 2002 (Expressed in Canadian dollars)

--------------------------------------------------------------------------------

3.   CUSTOMER LIST:

--------------------------------------------------------------------------------
                                   February 28,               May 31,
                                           2003                  2002
--------------------------------------------------------------------------------

     Cost                          $      94,600        $      94,600

     Accumulated amortization            (56,100)             (32,750)

--------------------------------------------------------------------------------
                                   $      38,500        $      61,850
--------------------------------------------------------------------------------


     During the nine months ended February 28, 2003, amortization expense of $23,350 was taken with respect to the customer list. Estimated aggregate amortization expense for each of the next three years is as follows: 2003 - $30,550; 2004 - $16,300; and 2005 - $15,000.

4.   RELATED PARTY TRANSACTIONS:

     (a) Due to related parties:

         The amounts due to related parties represent cash advances from an officer of the Company who is a significant shareholder and from a holding company that is owned by the spouse of the significant shareholder. The amounts bear interest at 5% per annum and are due on demand. An amount of $77,551 (May 31, 2002 - $7,945), which represents the interest on the amounts due to related parties, has been included in accrued liabilities.

         In addition, included in accounts receivable at February 28, 2003 is $20,815 (May 31, 2002 - $7,306) due from an officer and significant shareholder of the Company.

     (b) Transactions with related parties:

         On June 1, 2001, the Company acquired certain technology from two employees in exchange for 2,000,000 common shares. The common shares were valued at $2,000,000 which represents the fair value of the shares.

         In June 2001, the Company sold its 100% interest in Zim Technologies (B'dos) Ltd. to a shareholder of the Company whose son was a significant shareholder of the Company.

ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Interim Consolidated Financial Statements, page 8
(Unaudited)

Nine months ended February 28, 2003 and 2002 and three months ended February 28, 2003 and 2002 (Expressed in Canadian dollars)

--------------------------------------------------------------------------------


5.   SHARE CAPITAL:

     (a) Authorized:

         Unlimited number of shares without par value:

              Preferred shares, bearing a non-cumulative dividend at a rate to be determined by the Board of Directors and redeemable for $1 per share. Special shares, non-voting, non-participating, convertible into common shares on a one-for-one basis at any time at the option of the holder and automatically on the earlier of (i) the fifth day following the date of issuance of a receipt for a final prospectus qualifying the common shares issuable upon conversion of the special shares; and (ii) June 1, 2004.

              Common shares

     (b) Issued and outstanding:

------------------------------------------------------------------------------------------------------------------
                                                                                  Number
                                                                                of shares               Amount
------------------------------------------------------------------------------------------------------------------
         Special shares:
              Balance, June 1, 2001                                                    -         $          -
              Issued for cash                                                   5,010,500            5,110,500
              Converted from common shares                                        153,000              153,000
------------------------------------------------------------------------------------------------------------------
              Balance, May 31, 2002 and February 28, 2003                       5,163,500            5,263,500

         Common shares:
              Balance, June 1, 2000                                             5,989,524            1,296,572
              Issued for cash                                                  19,920,657            2,635,825
              Issued for services                                                 405,000               53,000
              Issued on conversion of amounts due to related party              3,473,740              459,623
              Issued in exchange for future royalty stream                      1,550,000              186,000
              Redemption of shares                                                 (4,000)                (850)
------------------------------------------------------------------------------------------------------------------
              Balance, May 31, 2001                                            31,334,921            4,630,170
              Issued for cash                                                       2,000                1,050
              Issued in exchange for technology                                 2,000,000            2,000,000
              Converted to special shares                                        (153,000)            (153,000)
------------------------------------------------------------------------------------------------------------------
              Balance, May 31, 2002 and November 30, 2002                      33,183,921            6,478,220

              Issued for cash                                                       8,333                8,333
------------------------------------------------------------------------------------------------------------------
              Balance, February 28, 2003                                       33,192,254            6,486,553
------------------------------------------------------------------------------------------------------------------
                                                                                                 $  11,750,053
------------------------------------------------------------------------------------------------------------------


         Included in research and development expenses for the nine months ended February 28, 2002 is a non-cash expense of $2,000,000 which represents the fair value of common shares issued in exchange for acquired technology.

ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Interim Consolidated Financial Statements, page 9
(Unaudited)

Nine months ended February 28, 2003 and 2002 and three months ended February 28, 2003 and 2002 (Expressed in Canadian dollars)

--------------------------------------------------------------------------------


5.   SHARE CAPITAL (CONTINUED):

     (c) Contributed surplus:

         During the nine months ended February 28, 2003, the Company modified certain stock options granted to employees to allow them to retain the original award upon a change in status from employee to non-employee. As a result, the Company recorded a non-cash compensation expense of $21,987, which represents the fair value of the stock options at the date of change in status.

         The fair value is estimated on the day of the modification using the Black-Scholes option pricing model. For the quarter ended February 28, 2003, the weighted average assumptions were: dividend yield of nil; expected volatility of 104%; risk-free interest rate of 3.18% and expected life of 2 years.

         During the nine months ended February 28, 2002, the Company issued stock options to non-employees, which resulted in a non-cash compensation expense of $163,324, which represents the fair value of the stock options at the time of the issuance.

         During December 2002, the Company entered into an agreement to settle a contingency associated with the acquisition of Zim Technologies do Brasil Ltda. through the issuance of 300,000 stock options as well as employment contracts for two years for one shareholder and one year for the other. 100,000 options, which are subject to the approval of the Board of Directors, will be granted with an exercise price of $1.10, a contractual life of 3 years and immediate vesting. The remaining 200,000 options, which are subject to the approval of the Board of Directors, will be granted with an exercise price equal to the fair market value of the Company's stock at the date of grant, a contractual life of 3 years and immediate vesting. Goodwill has been increased by $182,301 to reflect the settlement of the contingency through the granting of employment contracts and the issuance of options.

ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Interim Consolidated Financial Statements, page 10
(Unaudited)

Nine months ended February 28, 2003 and 2002 and three months ended February 28, 2003 and 2002 (Expressed in Canadian dollars)

--------------------------------------------------------------------------------


6.   LOSS PER SHARE:

     For the purposes of the loss per share computation, the weighted average number of common shares outstanding has been used. Had the treasury stock method been applied to the unexercised share options and the special shares been converted, the effect on the loss per share would be anti-dilutive.

     The following securities could potentially dilute basic earnings per share in the future but have not been included in diluted earnings per share because their effect was antidilutive:

--------------------------------------------------------------------------------
                              February 28,          February 28,
                                      2003                  2002
--------------------------------------------------------------------------------

     Stock options              14,998,332            15,358,915
     Special shares              5,163,500             5,163,500
--------------------------------------------------------------------------------


7.   COMMITMENTS AND CONTINGENCIES:

     (a) Operating lease commitments:

         The Company has the following lease commitments relating to facilities and equipment:

         Years ending May 31,
         2003                                      $     174,000
         2004                                            148,400
         2005                                            144,700
         2006                                            149,200
         2007                                            151,300
         Thereafter                                       25,200

--------------------------------------------------------------------------------
                                                   $     792,800
--------------------------------------------------------------------------------

         For the nine months ended February 28, 2003, rent expense was $212,783 (February 28, 2002 - $200,058).

ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Interim Consolidated Financial Statements, page 11
(Unaudited)

Nine months ended February 28, 2003 and 2002 and three months ended February 28, 2003 and 2002 (Expressed in Canadian dollars)

--------------------------------------------------------------------------------

7.   COMMITMENTS AND CONTINGENCIES (CONTINUED):

     (b) Government assistance:

         During the year ended May 31, 2002, the Company received $122,962 from the Canadian International Development Agency for the purpose of undertaking a viability study of acquiring Zim Technologies do Brasil Ltda. The amount has been recorded in the consolidated statement of operations as a reduction in selling, general and administrative expenses. The amount is repayable, based on 1% of Zim Technologies do Brasil Ltda.'s revenues from July 23, 2001 to May 31, 2005 to a maximum of $122,962, if revenues realized by Zim Technologies do Brasil Ltda. exceed $5,000,000 cumulatively. No additional funding was received during the nine months ended February 28, 2003.

     (c) The Company is committed to pay to various parties US$19,000 (CDN $28,196) upon the effectiveness of the registration statement and US$75,000 (CDN $111,300) upon the listing of ZIM Corporation's common shares on a national securities exchange selected by ZIM Corporation's board of directors. The registration statement became effective in April 2003.

8.   SEGMENT REPORTING:

     Management has determined that the Company operates in one dominant industry segment, which involves providing enterprise software for designing, developing and manipulating database systems and applications.

     The following table sets forth external revenues attributable to geographic areas based on the location of the customer:

------------------------------------------------------------------------------------------------------------------
                                              Three months ended                        Nine months ended
                                       ----------------------------------       ----------------------------------
                                         February 28,      February 28,          February 28,     February 28,
                                                 2003              2002                  2003             2002
-------------------------------------------------------------------------       ----------------------------------

     Canada                            $       89,731   $       106,771       $       292,451   $      191,086
     United States                             82,572            63,964               327,421          370,220
     Brazil                                   250,532           416,374               913,809        1,250,844
     Australia                                 34,425             9,745                40,506          182,689
     Denmark                                   20,532            20,532                61,596           61,596
     Europe                                    74,254           199,009               166,431          494,022
     Other                                      3,133             2,700                 3,291           14,350

------------------------------------------------------------------------------------------------------------------
                                       $      555,179   $       819,095       $     1,805,505   $    2,564,807
------------------------------------------------------------------------------------------------------------------




ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Interim Consolidated Financial Statements, page 12
(Unaudited)

Nine months ended February 28, 2003 and 2002 and three months ended February 28, 2003 and 2002 (Expressed in Canadian dollars)

--------------------------------------------------------------------------------


8.   SEGMENT REPORTING (CONTINUED):

     The following tables set forth consolidated assets located in different geographic area:

-----------------------------------------------------------------------------------------------------------------

     February 28, 2003                                             Canada              Brazil            Total
-----------------------------------------------------------------------------------------------------------------
     Property and equipment                                 $     402,682        $     26,181    $     428,863

     Maintenance contracts                                             -               38,500           38,500

     Goodwill                                                          -              641,430          641,430

     Current assets                                                                                  1,209,491

-----------------------------------------------------------------------------------------------------------------
                                                                                                 $   2,318,284
-----------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------
     May 31, 2002                            Canada                Brazil            Barbados            Total
-----------------------------------------------------------------------------------------------------------------
     Property and equipment            $     594,040        $      50,504        $         -     $     644,544

     Maintenance contracts                        -                61,850                  -            61,850

     Goodwill                                     -               459,127                  -           459,127

     Current assets                                                                                  1,445,023

-----------------------------------------------------------------------------------------------------------------
                                                                                                 $   2,610,544
-----------------------------------------------------------------------------------------------------------------


9.   SUBSEQUENT EVENTS:

     On May 27, 2003, the holding company owned by the spouse of the significant shareholder loaned the Company $500,000. The loan bears interest at 5% per annum and is due on demand.

     Effective June 1, 2003, the Company amalgamated with PCI-ZTI Canada, a wholly-owned subsidiary of ZIM Corporation. As the Company's shareholders control ZIM Corporation subsequent to the amalgamation, the amalgamation will be accounted for as a reverse takeover of ZIM Corporation by the Company. ZIM Corporation is a public company in the United States of America by virtue of a merger with Private Capital Investors, Inc. on June 1, 2003.

10.  UNITED STATES ACCOUNTING PRINCIPLES:

     The financial statements presented herein have been prepared in accordance with Canadian generally accepted accounting principles ("GAAP"). The significant differences between Canadian and US GAAP and their effect on the consolidated financial statements of the Company are described below:

ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Interim Consolidated Financial Statements, page 13
(Unaudited)

Nine months ended February 28, 2003 and 2002 and three months ended February 28, 2003 and 2002 (Expressed in Canadian dollars)

--------------------------------------------------------------------------------


10.  UNITED STATES ACCOUNTING PRINCIPLES (CONTINUED):

     Consolidated statement of operations:

     The following table reconciles net loss as reported in the accompanying consolidated statement of operations to comprehensive loss accordance with US GAAP:

-----------------------------------------------------------------------------------------------------------------
                                              Three months ended                        Nine months ended
                                        -------------------------------          ------------------------------
                                         February 28,      February 28,          February 28,     February 28,
                                                 2003              2002                  2003             2002
-----------------------------------------------------------------------------------------------------------------

     Net loss in accordance with
       Canadian GAAP and US
       GAAP                            $     (689,437)  $      (639,330)      $    (1,642,607)  $   (4,757,499)

     Other comprehensive loss:
         Foreign currency
           translation adjustment              11,670            (2,693)                7,608            9,439

-----------------------------------------------------------------------------------------------------------------
     Comprehensive loss in
       accordance with US GAAP         $     (677,767)  $      (642,023)      $    (1,634,999)  $   (4,748,060)
-----------------------------------------------------------------------------------------------------------------
     Loss per share - basic
       and fully diluted               $       (0.02)   $        (0.02)       $        (0.05)   $       (0.14)
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                                        Nine months ended           Year ended
                                                                             February 28,              May 31,
                                                                                     2003                 2002
-----------------------------------------------------------------------------------------------------------------
     Shareholders' equity in accordance with Canadian GAAP                  $  (1,513,558)       $     (91,180)

     Compensation expense (i)                                                    (639,494)            (639,494)

     Additional paid-in capital (i)                                               639,494              639,494

-----------------------------------------------------------------------------------------------------------------
     Shareholders' equity in accordance with US GAAP                        $  (1,513,558)       $     (91,180)
-----------------------------------------------------------------------------------------------------------------



ZIM TECHNOLOGIES INTERNATIONAL INC.
Notes to Interim Consolidated Financial Statements, page 14
(Unaudited)

Nine months ended February 28, 2003 and 2002 and three months ended February 28, 2003 and 2002 (Expressed in Canadian dollars)

--------------------------------------------------------------------------------

10.  UNITED STATES ACCOUNTING PRINCIPLES (CONTINUED):

     (i) During the year ended May 31, 2002, the Company modified certain stock options granted to employees to allow them to retain the original award upon a change in status from employee to non-employee. Under US GAAP, if the original terms of a stock option require forfeiture upon a change of status from employee to non-employee and the individual retains the award, then compensation cost measured at the date of change in status is recognized in full over the remaining vesting period. As a result, under US GAAP the Company recorded a non-cash compensation charge of $639,494 to be reflected in earnings. No such charge was required to be recorded by the Company under Canadian GAAP at that time.

         As of June 1, 2002, the Company has adopted the new accounting recommendations published by The Canadian Institute of Chartered Accountants ("CICA") relating to stock-based compensation and other stock-based payments made in exchange for goods and services. As a result, the modification of certain stock options upon a change in status from employee to non-employee in the quarter ended November 30, 2002 was recorded as a non-cash compensation expense under Canadian GAAP and therefore no further GAAP difference exists.

    (ii) In accordance with the Company's accounting policy, goodwill that arose in acquisitions subsequent to April 30, 2001 has not been amortized. All of the Company's goodwill arose on the acqusition of ZTI do Brasil Ltda. which occurred on August 1, 2001. As a result there is no impact on the Company's net loss or loss per share in prior periods as a result of ceasing to amortize goodwill.

     Accumulated other comprehensive loss:

----------------------------------------------------------------------------------------------------------------
                                                                        Nine months ended           Year ended
                                                                             February 28,              May 31,
                                                                                     2003                 2002
----------------------------------------------------------------------------------------------------------------
     Opening balance of foreign currency translation account                    $   6,490          $        -

     Foreign currency translation account                                           7,608                6,490

----------------------------------------------------------------------------------------------------------------
     Accumulated other comprehensive income                                     $  14,098          $     6,490
----------------------------------------------------------------------------------------------------------------







                               Table of Contents

Item                                                                    Page No.
----                                                                    --------

Prospectus Summary                                                             4
Risk Factors                                                                   6
Use of Proceeds                                                                6
Selling Shareholders                                                           8
Plan of Distribution                                                           9
Legal Proceedings                                                             11
Management                                                                    12
Security Ownership                                                            13
Description of ZIM Corporation's Shares                                       14
ZIM Technologies' Business                                                    19
Management Discussion and Analysis                                            21
Executive Compensation                                                        29
Legal Matters                                                                 30
Where You Can Find More Information                                           31